UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF

THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

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March 27, 2024

To the stockholders of eXp World Holdings, Inc.:

It is my pleasure to invite you to attend the Annual Meeting of Stockholders of eXp World Holdings, Inc. (the “Company”) to be held on Monday, May 13, 2024, at 12:00 p.m. Eastern Time virtually at https://virtualshareholdermeeting.com/EXPI2024 (the “Annual Meeting”). You will be able to vote your shares during the meeting by logging into https://virtualshareholdermeeting.com/EXPI2024 and entering the control number included on your proxy card. To submit questions in advance of the Annual Meeting, visit proxyvote.com before 11:59 P.M. Eastern Time on May 12, 2024, and enter your control number.

The Notice of Meeting, Proxy Statement, and Annual Report on Form 10-K are available free of charge at https://expworldholdings.com/financials/. Your vote is important to us. Even if you plan on attending the Annual Meeting, we encourage you to vote your shares in advance to ensure that your vote will be represented at the Annual Meeting. To vote in advance online, visit proxyvote.com and enter the control number included in your Notice of Internet Availability of Proxy Materials, or, if you requested printed copies of the proxy materials, you may vote by phone or by mail. For more detailed information, see the section entitled “Questions and Answers about the Annual Meeting” beginning on page 3 of the Proxy Statement.

Thank you for your support, and we look forward to joining you at the Annual Meeting.

Sincerely,

/s/ Glenn Sanford
Glenn Sanford
Chief Executive Officer

Notice of Annual Meeting of Stockholders

Annual Meeting of Stockholders
Time and Date	12:00 p.m., Eastern Time, on May 13, 2024
Virtual Meeting Site	https://virtualshareholdermeeting.com/EXPI2024
Record Date	March 15, 2024
Voting	Stockholders will be entitled to one vote for each share of common stock they hold of record as of the record date on each matter submitted for a vote of stockholders at the Annual Meeting.
Shares Entitled to Vote	151,954,073 votes, based on 181,781,769 shares of common stock outstanding as of the record date, of which 29,827,696 shares are held as treasury stock.

Annual Meeting Agenda

Proposal	Board Recommendation
1. Election of six directors	FOR each nominee
2. Ratification of appointment of independent auditor for 2024	FOR
3. Approval, by a non-binding, advisory vote, of the 2023 compensation of our named executive officers	FOR
4. Approval of our 2024 Equity Incentive Plan	FOR

How to Cast Your Vote

You can vote by any of the following methods:

Until 11:59 p.m. ET on May 12, 2024	At the Annual Meeting on May 13, 2024
Internet: From any web-enabled device: proxyvote.com Mail: Completed, signed and returned proxy card	Internet: From any web-enabled device: https://virtualshareholdermeeting.com/EXPI2024

Voting Standards

For Proposal 1, a nominee for director will be elected to the Board by the affirmative vote of a majority of shares voting in the election. For Proposals 2, 3, and 4, the affirmative vote of a majority of the shares voting on the matter is required to approve the proposal. Proposal 3 is an advisory vote and not binding on us, but the Board will consider the outcome of the vote on that proposal when considering future named executive officer compensation decisions.

Abstentions and Broker Non-Votes

Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present. Abstentions are not counted as votes cast on any proposal considered at the Annual Meeting and, therefore, will have no effect on the proposals regarding the election of directors in Proposal 1, the ratification of the appointment of our independent registered public accounting firm for 2023 in Proposal 2, the advisory vote on the compensation of our named executive officers in Proposal 3, or the approval of the Company’s 2024 Equity Incentive Plan in Proposal 4. Broker non-votes occur when a person holding shares in “street name,” such as through a brokerage firm, does not provide instructions as to how to vote those shares and the broker does not then vote those shares on the stockholder’s behalf. Broker non-votes are not counted as votes cast or entitled to be cast on any proposal considered at the Annual Meeting and, therefore, will have no effect on the proposals regarding the election of directors in Proposal 1, the advisory vote on the compensation of our named executive officers in Proposal 3, or the approval of the 2024 Equity Incentive Plan in Proposal 4. We expect no broker non-votes on the ratification of the appointment of our independent registered public accounting firm for 2023 in Proposal 2.

Attending the Annual Meeting and Directions to the Annual Meeting

The Annual Meeting of Stockholders of eXp World Holdings, Inc. will be held on Monday, May 13, 2024, at 12:00 p.m., Eastern Time. Our Board has determined to host a virtual meeting at https://virtualshareholdermeeting.com/EXPI2024. Only stockholders as of the record date on March 15, 2024 are entitled to notice of and to vote at the Annual Meeting. For those planning to attend the Annual Meeting, please refer to the instructions below in order to access the virtual stockholder meeting.

If you were a stockholder as of March 15, 2024, the record date for our Annual Meeting, you may vote during the Annual Meeting by visiting https://virtualshareholdermeeting.com/EXPI2024 and entering the control number found on your proxy card, voter instruction form, or notice.

Appendix 1	67
Appendix 2	68

* * * * *

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our company performance, and current plans, considerations, expectations, and determinations regarding future compensation plans and arrangements. These statements involve risks and uncertainties. Actual results, plans, and arrangements that we adopt may differ materially from currently anticipated plans and arrangements as summarized herein for a variety of reasons, including due to the risks, uncertainties, and other important factors that are discussed in our most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. We assume no obligation to update any forward-looking statements or information, which speak as of their respective dates.

2024 Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. References in this Proxy Statement to “eXp World Holdings,” “eXp”, the “Company”, and to “we,” “us,” “our” and similar terms, refer to eXp World Holdings, Inc. The Proxy Statement includes website addresses and references to additional materials found on those websites. These websites and materials are not incorporated into the Proxy Statement by reference.

Vote Required for Election or Approval

eXp World Holdings Inc.’s only voting securities are the outstanding shares of common stock. As of the record date, March 15, 2024, there were 181,781,769 shares of common stock outstanding, of which 29,827,696 shares were held as treasury stock. As a result, up to a total of 151,954,073 shares of common stock will be entitled to one vote on each proposal because shares held as treasury stock are not entitled to vote at the Annual Meeting.

Only stockholders of record as of the record date will be entitled to notice of, and to vote at, the Annual Meeting. A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. For the purpose of determining a quorum, we will treat as present at the Annual Meeting any proxies that are voted on any matter to be acted upon by the stockholders, as well as abstentions or any proxies containing broker non-votes.

Proposal 1 - Election of Directors

Each director will be elected by the affirmative vote of a majority of shares that are voting in the election. Abstentions and broker non-votes will not have any effect on the outcome of the election of directors because they are not counted as voting in the election.

Proposal 2 - Ratification of Appointment of Independent Auditor for 2024

The ratification of Deloitte & Touche LLP as our independent auditor for the year ending December 31, 2024 must be approved by affirmative votes constituting a majority of the shares that are voting on the matter. Abstentions will not have any effect on the outcome of the election of directors because they are not counted as voting in the election. Because this proposal is considered a routine matter, discretionary votes by brokers will be counted and we do not expect any broker non-votes.

Proposal 3 - Approval of 2023 Executive Compensation on an Advisory Basis

The advisory “say-on-pay” vote to approve the compensation to our named executive officers in 2023 as disclosed in this Proxy Statement must be approved by affirmative votes constituting a majority of the shares that are voting on the matter. Abstentions and broker non-votes will have no effect on the outcome of this proposal because they are not counted as voting.

Proposal 4 - Approval of eXp World Holdings, Inc. 2024 Equity Incentive Plan

The adoption of the eXp World Holdings, Inc. 2024 Equity Incentive Plan as disclosed in this Proxy Statement must be approved by affirmative votes constituting a majority of the shares that are voting on the matter. Abstentions and broker non-votes will have no effect on the outcome of this proposal because they are not counted as voting.

Corporate Governance

PROPOSAL	1	ELECTION OF DIRECTORS The Board recommends a vote “FOR” each of the nominees for director.

At the Annual Meeting, stockholders will elect the entire Board of Directors to serve for the ensuing year and until their successors are elected and qualified. The Board has designated as nominees for election the six persons named below, each of whom currently serves as a director.

Shares of common stock that are voted as recommended by the Board will be voted in favor of the election as directors of the nominees named below. If any nominee becomes unavailable for any reason or if a vacancy should occur before the election, the shares represented by a duly completed proxy may be voted in favor of such other person as may be determined by the proxy holders.

The Board, based on the recommendation of the Nominating and Corporate Governance Committee, has proposed that the following six nominees be elected at the Annual Meeting, each of whom will hold office until the next Annual Meeting of Stockholders or until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.

The authorized number of directors of the Company is currently set at six.

Glenn Sanford, our Chairman of the Board and director, and Chief Executive Officer of the Company and eXp Realty, LLC (“eXp Realty”), a subsidiary of the Company, beneficially owned approximately 28.12% of our outstanding common stock as of January 31, 2024. Penny Sanford, one of our stockholders, beneficially owned approximately 17.39% of our outstanding common stock as of January 31, 2024. In January 2024, Mr. Sanford and Ms. Sanford filed a Schedule 13D/A with the U.S. Securities and Exchange Commission (the “SEC”) indicating that they have an agreement to vote their shares as a group with respect to the election of directors and any other matter on which our shares of common stock are entitled to vote. Accordingly, Mr. Sanford and Ms. Sanford collectively own a number of shares of our common stock sufficient to substantially influence all of the members of the Board. Mr. Sanford and Ms. Sanford are expected to vote for each director nominee.

Controlled Company

Until July 31, 2023, we qualified as a “controlled company” within the meaning of Nasdaq corporate governance standards and, accordingly, we qualified for and from time-to-time relied on exemptions to certain governance requirements. Under Nasdaq rules, a company may phase-in to compliance with certain governance requirements after ceasing to be a “controlled company”, including the requirement to have a compensation committee that is composed entirely of independent directors within a year of losing controlled company status. We are presently using this exemption. As a result, our compensation committee will not consist entirely of independent directors in the immediate future.

Board Composition

Under our Bylaws and Delaware General Corporation Law, our business and affairs are managed by or under the direction of the Board of Directors, which selectively delegates responsibilities to its standing committees. The Board is responsible for the control and direction of the Company. The Board represents the stockholders and its primary purpose is to build long-term stockholder value. Our Chairman of the Board is our Chief Executive Officer, Glenn Sanford. The Board believes that this leadership structure is appropriate given Mr. Sanford’s role in founding eXp World Holdings, Inc. and his significant ownership stake. The Board believes that this leadership structure improves the Board’s ability to focus on key policy and operational issues and helps the Company operate in the long-term interests of stockholders.

The Board maintains an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, an Equity Committee, and a Sustainability Committee. The Board has adopted charters for the Audit

Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Sustainability Committee and those charters are to be reviewed annually by the committees and the Board. The charter of each of those committees is available on our website at https://expworldholdings.com/governance/. The committees have the functions and responsibilities described in the sections below.

Director Nominees’ Biographical and Related Information

GLENN SANFORD Founder Chief Executive Officer Chair of the Board Director since March 2013 Compensation Committee Chair Equity Committee

Glenn Sanford, 57, is the founder, Chairman of the Board of Directors, and Chief Executive Officer of the Company, and Chief Executive Officer of eXp Realty, LLC.

Prior to real estate, Mr. Sanford was an executive with a number of technology-related companies. In 1998, Mr. Sanford founded and served as President for eShippers.com, an online e-commerce and logistics company. Since 2002, Mr. Sanford has been actively involved in the residential real estate space. Mr. Sanford ran a large mega-agent team and consulted to Keller Williams International as a member of the Agent Technology Council in the areas of online client acquisition, client conversion and technology. Mr. Sanford was also a significant contributor to Keller Williams Internet Lead Generation Masterminds. In early 2007, Mr. Sanford launched BuyerTours Realty, LLC and grew the Company to three offices and into two states. After the decline in the real estate market in 2008, Mr. Sanford and his executive team rewrote the entire business model to reduce costs and provide consumers with more information and access. In October 2009, Glenn Sanford founded and launched eXp Realty, LLC as the first truly cloud-based national real estate brokerage which replaced the traditional brick and mortar environment with a fully-immersive 3D virtual office environment where agents, brokers and staff collaborate across borders while learning and transacting business from anywhere in the world. Since that time, eXp Realty has quickly grown throughout the United States and internationally.

Glenn Sanford has proven leadership in scaling the Company into a global cloud brokerage, which highlights his strategic foresight and commitment to innovation, essential for guiding the Company’s future growth.

RANDALL MILES Vice-Chair of the Board Director since July 2016 Audit Committee Chair Compensation Committee Nominating & Corporate Governance Committee

For over 25 years, Randall Miles, 67, has held senior leadership positions in global financial services, financial technology and investment banking companies. His extensive investment banking background at bulge bracket, regional and boutique firms advising financial services companies on strategic and capital structure needs has crossed many disciplines. Mr. Miles’ transactional and advisory experience is complemented by leadership roles at public and private equity backed financial technology, specialty finance and software companies that have included Chairman and CEO at LIONMTS where he was nominated for the Ernst & Young Entrepreneur of the Year award, CEO at Syngence Corporation, COO of AtlasBanc Holdings Corp. and CEO of Advantage Funding / NAFCO Holdings.

Mr. Miles is Managing Partner at SCM Capital Group, a global strategic and capital structure advisory firm, where he has served since in 2003. Previously, he served as Head of Investment Banking at Tigress Financial Partners, Managing Director at Riparian Partners, a division of Oppenheimer & Co., Inc. as Senior Managing Director, and Head of FIG and COO, Investment Banking at Cantor Fitzgerald & Co. Mr. Miles has held senior leadership roles at Oppenheimer & Co., D.A. Davidson and Co., The First Boston Corporation (Credit Suisse), Meridian Capital and Greenwich Capital Markets. Mr. Miles has broad public, private and nonprofit board experience and has been active for many years in leadership roles with the Make-A-Wish Foundation. He presently serves on the boards of Troika Media Group, Inc., RESAAS Services Inc., Kuity, Corp., Arthur H. Thomas Company as Chairman, Independent Director, Chairman, and Vice Chairman respectively. Mr. Miles holds a BBA from the University of Washington and holds FINRA licenses Series 7, 24, 63 and 79.

Randall Miles brings valuable expertise in strategic leadership and finance, contributing critical insights and skills necessary to support the Company’s ambitions in expanding its footprint and enhancing stockholder value.

Director since November 2018
DAN CAHIR Director since November 2018 Audit Committee Compensation Committee

Dan Cahir, 41, has more than 15 years of experience managing public and private equity investments across a variety of industries. Currently, Mr. Cahir serves as the Chief Executive Officer and Chief Investment Officer of Sapling Capital, LLC, positions he has held at Sapling Capital, LLC and its related entities since June 2018.

From June 2013 to June 2018, Mr. Cahir served as a portfolio manager at Long Light Capital, managing a public equity portfolio and evaluating venture capital and private equity investments and allocations to external fund managers. From September 2011 to April 2013, Mr. Cahir was a member of the investment team at Ziff Brothers Investments, a private investment firm. From August 2007 to September 2009, Mr. Cahir was a member of the investment team at Madrone Capital Partners where he led the analysis on venture capital, private equity and public equity investments. Mr. Cahir began his career in September 2005 with Bain & Co., where he advised Fortune 500 and private equity clients on M&A, growth and efficiency initiatives until June 2007.

Mr. Cahir completed his studies and earned his Bachelor of Arts Degree in Economics in 2005, graduating with the summa cum laude distinction from Claremont McKenna College and completed his studies and earned a Master of Business Administration from Harvard Business School in 2011.

Dan Cahir, with an expertise in finance and risk management and experience advising Fortune 500 clients on M&A, growth strategies, and cost-cutting, is ideally suited for the Board. His strategic insights are pivotal for guiding the Company through financial complexities, driving sustainable expansion, and maximizing stockholder value.

MONICA WEAKLEY Director since June 2022 Agent Director Sustainability Committee

Monica Weakley, 55, joined eXp Realty as an independent contractor real estate agent in July 2017. Ms. Weakley has more than 20 years of experience in the real estate industry, including being a team leader. Ms. Weakley has also been coaching and training agents since 2007 and founded her own real estate referral service company, GhostPostr, in 2019. In 2021, Ms. Weakley joined the Company’s Agent Advisory Council which represents the interests of agents to the Board and other Company leadership.

Ms. Weakley completed her studies and earned her Bachelor of Science in Speech/Communications from Denison University in 1990.

Monica Weakley’s deep industry insights from her successful career in real estate coaching and as a top agent make her a strategic asset to the Board, offering important perspectives on agent success and market strategy essential for the Company’s continued growth and innovation.

PEGGIE PELOSI Director since January 2023 Nominating & Corporate Governance Committee Chair Sustainability Committee Chair Audit Committee

Peggie Pelosi, 68, has more than 20 years of experience as a sales and network development professional and 15 years of experience as a corporate social responsibility and sustainability practitioner. Ms. Pelosi serves as the founding partner and strategic advisor of Orenda Social Purpose, positions she has held since September 2005. Until March 2023, she has also served as the Executive Director of Innovators Alliance, a network of CEOs focused on sustainable and profitable growth through innovation. Prior to her career and academic work in corporate social responsibility and sustainability, Ms. Pelosi served as a member of USANA Health Sciences, Inc.’s (“USANA”) management team, first as Executive Director of Sales for Canada from 1999 until 2000 and then as Vice President of Network Development from 2000 until 2004. Since 2018, Ms. Pelosi has served as a member of USANA’s Board of Directors and currently serves on USANA’s Audit Committee, Compensation Committee, Governance, Risk & Nominating Committee, and serves as Chair of the Sustainability Committee.

Ms. Pelosi has received a graduate diploma from St. Michael’s College at the University of Toronto in Corporate Social Responsibility & Sustainability, and has completed the NACD Directorship Certification (NACD.CD) and the ESG Competent Boards Director Certification (GCB.D).

Peggie Pelosi’s leadership in corporate social responsibility and her vast experience in sales and network development uniquely qualify her for the Board, aligning with the Company’s commitment to sustainable growth.

FRED REICHHELD Director since September 2023 Nominating & Corporate Governance Committee Sustainability Committee

Fred Reichheld, 72, has more than 45 years of experience as a leading expert on customer and employee loyalty. Mr. Reichheld joined Bain & Company, Inc., a global business consulting firm, in 1977, was elected to the partnership of Bain & Company, Inc. in 1982, and was elected as the first Bain Fellow in January 1999, a position he continues to hold currently. Mr. Reichheld is the creator of the Net Promoter® system of management and founded Bain’s Loyalty practice, which helps clients achieve superior results through improvements in customer, employee, partner and investor loyalty and has also served in a variety of other roles, including as a member of Bain & Company’s Worldwide Management, Nominating, and Compensation Committees. Mr. Reichheld is a frequent speaker to major business forums and groups of CEOs and senior executives worldwide and has authored several books, including Winning on Purpose and The Ultimate Question 2.0. Since 2015, Mr. Reichheld has served as a member of FirstService Corp.’s Board of Directors and currently serves on its Nominating and Corporate Governance Committee. Since 2020, Mr. Reichheld has also served as a member of Bilt, Inc.’s Board of Directors.

Mr. Reichheld received his Bachelor of Arts in Economics from Harvard University and his Master of Business Administration from Harvard Business School.

Fred Reichheld’s expertise in customer loyalty and as creator of the Net Promoter Score system positions him as an essential asset to the Board, offering strategic guidance on enhancing agent satisfaction and fostering a growth-oriented, agent-centric culture.

Board Diversity

While neither the Board nor the Corporate Governance Committee has a formal written policy regarding director diversity, each of the Board and the Corporate Governance Committee considers the diversity of backgrounds and experience of nominees when electing director nominees and in evaluating Board composition. We believe the Board represents a body of qualified individuals with diverse thoughts, perspectives, experience and backgrounds.

Board Diversity Matrix (as of March 27, 2024)
Board Size:
Total Number of Directors	6
	Female	Male	Non-Binary	Did not Disclose Gender
Gender:
Directors	2	4	-	-
Number of Directors who Identify in any of the Categories Below:
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian (other than South Asian)	-	-	-	-
South Asian	-	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	2	4	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	1	-	-	-
Did not Disclose	-	-	-	-

Board’s Role and Responsibilities

Stockholder Communications to the Board

Stockholders may contact an individual director, the Board as a group, or a specified Board committee or group, including the non-employee directors as a group, by mailing correspondence in the following manner:

c/o Corporate Secretary

eXp WORLD HOLDINGS, INC.

2219 Rimland Drive, Suite 301

Bellingham, WA 98226

with a copy via email to: investors@expworldholdings.com.

Each communication should specify the applicable addressee or addressees to be contacted as well as the general topic of the communication. Our Corporate Secretary will receive and process communications before forwarding them to the addressee. All communications from stockholders will be promptly forwarded to the addressee(s).

Director Independence

Our Board annually reviews the independence of all non-employee directors. Our Board has determined, after considering all the relevant facts and circumstances, including information requested from and provided by each director concerning his or her background, employment and affiliation, including family relationships, that Mr. Miles, Mr. Cahir, Ms. Pelosi, and Mr. Reichheld are independent directors, as defined by the listing standards of Nasdaq and the SEC, because they have no relationship with us that would interfere with their exercise of independent judgment. There are no family relationships among any of our directors and director nominees or executive officers.

Director Nominations

In making its selection of director candidates, the Nominating and Corporate Governance Committee bears in mind that the foremost responsibility of a director is to represent the interests of our stockholders as a whole. Directors are expected to exemplify the highest standards of personal and professional integrity, and to constructively challenge management through their active participation and questioning. The Nominating and Corporate Governance Committee identifies and evaluates nominees for our Board based on these and other factors it considers appropriate, some of which may include strength of character, mature judgment, career specialization, relevant technical skills, expertise in areas relevant to the strategy and operations of our company, diversity, and the extent to which the nominee would fill a present need on our Board. The activities and associations of candidates are also reviewed for any legal impediment, conflict of interest, or other consideration that might prevent service on our Board. The Nominating and Corporate Governance Committee does not have a written policy on the consideration of director candidates recommended by stockholders, as it is the view of the Board that all candidates, whether recommended by a stockholder or the Nominating and Corporate Governance Committee, shall be evaluated based on the same established criteria for persons to be nominated for election to the Board and its committees. The Nominating and Corporate Governance Committee and the Board have deemed it to be in the best interests of the Company and our stockholders to reserve one position on the Board to be filled by an agent of the Company so that our agents’ needs, ideas and concerns are represented on the Board. During 2023, Monica Weakley was re-appointed to this dedicated position. The Nominating and Corporate Governance Committee and Board are proposing that Monica Weakley be reelected as a member of the Board to fill that dedicated position pursuant to this Proxy Statement.

Board Meetings and Committees

The Board meets regularly during the year and holds special meetings and acts by unanimous written consent whenever circumstances are required. There were a total of eleven Board meetings during fiscal year ending 2023. All incumbent directors attended at least 75% of the aggregate number of the meetings of the Board and committees on which they served occurring during this period. Each then-current member of the Board attended the 2023 Annual Meeting of the stockholders. Our bylaws authorize our Board of Directors to appoint, from among its members, one or more committees, each consisting of one or more directors. Our Board of Directors has established four standing committees: an Audit Committee, a Compensation Committee, a Nominating & Corporate Governance Committee, and a Sustainability Committee. As discussed below, the Board has one ad hoc committee, the Equity Committee, which is designated and overseen by the Board. The Committees keep the Board informed of their actions and aid the Board in fulfilling its oversight responsibility to stockholders. The table below provides current membership information. The members of our Audit Committee and Nominating & Corporate Governance Committee consist entirely of independent directors.

Director	Independent	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee	Sustainability Committee	Equity Committee
Glenn Sanford			Chair			X
Randall Miles	X	Chair	X	X
Dan Cahir	X	X	X
Monica Weakley					X
Peggie Pelosi	X	X		Chair	Chair
Fred Reichheld	X			X	X

The functions performed by these Committees, which are set forth in more detail in their charters, (as applicable), and the meeting information for each committee for the last fiscal year are summarized below.

Board Oversight of Risk

The Board has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable the Board to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

The Board is responsible for monitoring and assessing strategic risk exposure, while the Audit Committee considers and discusses our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee, Nominating and Corporate  Governance Committee, Compensation Committee, Equity Committee, and Sustainability Committee support our Board in discharging its oversight duties and address risks inherent in their respective areas. We believe this division of responsibilities is an effective approach for addressing the risks we face and that our board leadership structure supports this approach.

Our Company is a leader in the industry due in large part to our cloud-based brokerage model. Our business, and particularly our cloud-based platform, is reliant on the uninterrupted functioning of our information technology systems. The secure processing, maintenance, and transmission of information are critical to our operations, especially the processing and closing of real estate transactions. The Nominating and Corporate Governance Committee, with consultation from Mr. Shoeb Ansari, in his capacity as Chief Information Officer, oversaw the employment of measures designed to prevent, detect, address, and mitigate these threats (including access controls, data encryption, vulnerability assessments, and maintenance of backup and protective systems) during the fiscal year ending 2023.

Audit Committee

The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audit of the Company’s financial statements. To fulfill this obligation, the Audit Committee relies on the Company’s management, internal audit department, and independent auditors and their respective reports, controls and procedures.

The Audit Committee currently consists of Mr. Miles, Mr. Cahir, and Ms. Pelosi, each of whom is an independent director of our company under Nasdaq listing standards as well as under rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002. Our Board of Directors has determined that Mr. Miles qualifies as an “audit committee financial expert” in accordance with applicable rules and regulations of the SEC. Mr. Miles also serves as the Chair of the Audit Committee. There were a total of five Audit Committee meetings during the fiscal year ending 2023.

Compensation Committee

The purpose of the Compensation Committee is to carry out the responsibilities delegated by the Board relating to the review and determination of executive and director compensation, including the Chief Executive Officer. The Compensation Committee’s goal is to ensure that the Company’s compensation programs are designed to attract and retain qualified officers, directors and employees, reward and encourage maximum individual and corporate performance, promote accountability, and ensure alignment with stockholder interests.

The Compensation Committee currently consists of Mr. Sanford, Mr. Miles, and Mr. Cahir. Messrs. Miles and Cahir are independent directors of our company under Nasdaq listing standards as well as under rules adopted by the SEC pursuant to Sarbanes-Oxley. Mr. Sanford serves as the Chair of the Compensation Committee. There were a total of six Compensation Committee meetings during the fiscal year ending 2023.

Nominating and Corporate Governance Committee

The purpose of the Nominating and Corporate Governance Committee is to carry out the responsibilities designated by the Board relating to the Company’s director nominations and procedures and any related matters required by the federal securities laws. The Nominating and Corporate Governance committee also has primary responsibility for cybersecurity risk oversight.

The Nominating and Corporate Governance Committee currently consists of Mr. Miles, Ms. Pelosi and Mr. Reichheld. Each of Mr. Miles, Ms. Pelosi, and Mr. Reichheld are independent directors of our company under Nasdaq listing standards, as well as under rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002. Ms. Pelosi serves as the Chair of the Nominating and Corporate Governance Committee. There were a total of five Nominating and Corporate Governance Committee meetings during the fiscal year ending 2023.

Equity Committee

The Equity Committee, designated by the Board, has authority to make grants of equity of the Company’s common stock under the Company’s 2015 Equity Incentive Plan, within guidelines provided by the Board, to individuals who qualify. The Equity Committee currently consists of Mr. Sanford, in his capacity as a member of the Board. The Equity Committee reports to the Board periodically and upon request.

Sustainability Committee

The Sustainability Committee was formed in March 2023 after completion of the Company’s materiality assessment. The purpose of the Sustainability Committee is to carry out the responsibilities delegated by the Board regarding the oversight of the Company’s risks, opportunities, strategies, goals, and policies and procedures related to sustainability and environmental, social, and governance (“ESG”) matters.

The Sustainability Committee currently consists of Ms. Weakley, Ms. Pelosi, and Mr. Reichheld. Ms. Pelosi and Mr. Reichheld are independent directors of our company under Nasdaq listing standards, as well as under rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002. Ms. Pelosi serves as the Chair of the Sustainability Committee. There were a total of two Nominating and Corporate Governance Committee meetings during the fiscal year ending 2023.

Code of Business Conduct and Ethics

The Company adopted a Code of Business Conduct and Ethics that applies to all of its directors, officers (including its chief executive officer, chief financial officer, chief accounting officer, controller and any person performing similar functions) and employees. The Company has made the Code of Ethics available on its website at https://expworldholdings.com/wp-content/uploads/2024/03/Code_of_Business_Conduct_and_Ethic.pdf.

Compensation Committee Interlocks and Insider Participation

Currently, the members of our Compensation Committee are Messrs. Sanford, Miles and Cahir. Neither Mr. Miles nor Mr. Cahir currently serve, or in the past year has served, as an officer or employee of the Company. Mr. Sanford currently serves, and during the past year served, as an employee of the Company in his capacity as the Chief Executive Officer of eXp World Holdings, Inc. and eXp Realty, LLC. None of our NEOs, except for Mr. Sanford, currently serves, or in the past year has served, as a member of the Board, and none of our executive officers, except for Mr. Sanford, currently serves, or in the past year has served, as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on our Board or Compensation Committee. Until July 31, 2023, we qualified as a “controlled company” within the meaning of Nasdaq corporate governance standards and, accordingly, we qualified for and from time-to-time relied on exemptions to certain governance requirements. Under Nasdaq rules, a company may phase-in to compliance with certain governance requirements after ceasing to be a “controlled company”, including the requirement to have a compensation committee that is composed entirely of independent directors within a year of losing controlled company status. We are presently using this exemption, but we will be required to replace Mr. Sanford on the Compensation Committee on or before July 31, 2024.

Non-Employee Director Compensation

General

Our non-employee director compensation program is intended to enhance our ability to attract, retain and motivate directors of exceptional ability and to promote the common interest of directors and stockholders in enhancing the value of the common stock. The Board of Directors reviews and approves director compensation. The Compensation

Committee, in cooperation with the Nomination and Corporate Governance Committee, reviews and makes recommendations to the Board of Directors on director compensation. The Compensation Committee has the authority to engage a consulting firm to evaluate director compensation.

Immediately prior to our 2023 Annual Meeting, the Board was comprised of Glenn Sanford, Eugene Frederick, Darren Jacklin, Jason Gesing, Randall Miles, Dan Cahir, Monica Weakley, and Peggie Pelosi. Pursuant to an action of the Board taken on March 30, 2023, Mr. Frederick was not nominated for re-election to the Board and the size of the Board reduced to seven members upon the expiration of his term on May 19, 2023. At our 2023 Annual Meeting, our stockholders appointed seven directors to our Board: Glenn Sanford, Darren Jacklin, Jason Gesing, Randall Miles, Dan Cahir, Monica Weakley, and Peggie Pelosi. On September 7, 2023, Mr. Jacklin resigned from the Board and Fred Reichheld was appointed by the Board to fill his vacancy as of such date. On January 10, 2024, Mr. Gesing resigned from the Board. On March 14, 2024, the Board unanimously voted to reduce the size of the Board to six members.

During the year ended December 31, 2023, all directors except Messrs. Sanford and Gesing qualified as non-employee directors; Messrs. Sanford and Gesing did not receive compensation for their directorship activities, and Mr. Sanford’s compensation for his services as an employee is discussed under “Compensation Discussion and Analysis – Elements of Individual Executive Compensation”. While Ms. Weakley and Mr. Frederick are independent contractor real estate agents of eXp Realty, such persons are not employees of the Company or any of its subsidiaries. During the year ended December 31, 2023, Ms. Weakley and Mr. Frederick received compensation for their directorship activities in addition to their real estate agent commission and related income earned in their capacities as independent contractor real estate agents of eXp Realty, as described below.

Independent Director Compensation

Under our independent director compensation policy, independent directors receive standardized cash retainers and equity awards in lieu of individual compensatory arrangements. The Board believes that this policy provides for transparency and parity of compensation among independent directors. Pursuant to that policy, independent directors are eligible to receive $200,000 in annual cash compensation, paid monthly. Independent directors that assume leadership roles are eligible to receive additional annual cash compensation, paid monthly, as follows: $25,000 for the Vice Chairman; $50,000 for the Audit Committee Chairman; $25,000 for the Compensation Committee Chairman; $25,000 for the Nominating and Governance Committee Chairman; and $25,000 for the Sustainability Committee Chairman. When an independent director is first elected to the Board, he or she is granted a stock option award with a value of approximately $300,000, using the Black Scholes valuation methodology. The stock option vests monthly in equal installments over three years, subject to continued service. Additionally, each independent director is eligible to receive additional annual stock option grants beginning upon the commencement of his or her fourth year of directorship and each year thereafter, with each annual grant having a value of approximately $100,000 per year using the Black Scholes valuation methodology. The stock option vests monthly in equal installments over three years, subject to continued service.

2023 Compensation for Independent Directors

For the year ended December 31, 2023, the following persons received the compensation set forth below for their directorship activities:

●	Mr. Jacklin’s cash compensation was $133,341 and he was granted a stock option on July 31, 2023, scheduled to vest monthly in equal installments over three years, subject to continued service to the Company. Mr. Jacklin ceased serving as a member of our Board on September 7, 2023 and the unvested portion of the option award continued vesting as Mr. Jacklin agreed to provide non-director services to the Company;
●	Mr. Miles’s cash compensation was $275,000 and he was granted a stock option on July 31, 2023, which vests monthly in equal installments over three years, subject to continued service;
●	Mr. Cahir’s cash compensation was $200,012 and he was granted a stock option on November 29, 2023, which vests monthly in equal installments over three years, subject to continued service;

●	Ms. Pelosi’s cash compensation was $229,167 and she was granted a stock option award on January 26 2023, which vests monthly in equal installments over three years, subject to continued service; and
●	Mr. Reichheld’s cash compensation was $63,333 and he was granted a stock option on September 7, 2023, which vests monthly in equal installments over three years, subject to continued service.

2023 Compensation for Real Estate Agent Director Seat

Under our rotating agent director compensation policy, our dedicated agent director position is eligible to receive $25,000 annual cash compensation for directorship services, paid monthly, and an annual stock option award having a value of $25,000 using the Black Scholes valuation methodology, which vests monthly in equal installments over one year, subject to continued service. During 2023, Ms. Weakley filled the dedicated agent director position. For the year ended December 31, 2023, Ms. Weakley received cash compensation of $25,000 for her directorship activities and she was granted a stock option award having a value of $25,027 on June 19, 2023, which vests monthly in equal installments over one year, subject to continued service. Additionally, for the year ended December 31, 2023, Ms. Weakley received the following compensation in her role as an independent contractor real estate agent of eXp Realty and not in connection with her directorship activities:

●	stock awards valued at $2,770 under our Agent Growth Incentive Program;
●	cash payment of $130,606 under our revenue share program;
●	cash payment of $204,285 for earned real estate commission;
●	cash payment of $4,226 for her service as a real estate mentor in our mentorship program; and
●	income of $1,182 for her discount in connection with her participation in our Agent Equity Program.

2023 Compensation for Other Real Estate Agent

Historically, the Board has compensated Mr. Frederick pursuant to an informal policy. Under this informal policy, Mr. Frederick was eligible to receive compensation equal to $24,000 per year, paid as cash compensation or as a stock award having an equal value, as determined in the discretion of the Board. For the year ended December 31, 2023, Mr. Frederick received $9,184 in stock awards for his directorship activities. Mr. Frederick did not receive any cash payments for his directorship activities for the year ended December 31, 2023. Additionally, for the year ended December 31, 2023, Mr. Frederick received the following compensation in his role as an independent contractor real estate agent of eXp Realty and not in connection with his directorship activities:

●	stock awards valued at $5,624 under our Agent Growth Incentive Program; and
●	cash payment of $7,699,333 under our revenue share program.

Mr. Frederick’s board term expired on May 19, 2023.

Fiscal 2023 Director Compensation Table

The following table sets forth certain information regarding the 2023 compensation earned by or awarded to each non-employee director who served on our Board during 2023. Pursuant to SEC regulations, the table includes compensation earned in connection with a non-employee director’s services as an independent contractor real estate agent of eXp Realty. Mr. Sanford and Mr. Gesing did not receive compensation for their service as directors in 2023. Mr. Sanford’s compensation for his services as an employee is discussed under “Compensation Discussion and Analysis – Elements of Individual Executive Compensation” below.

	Fees
	Earned or
	Paid in		Option	Stock		All Other
Name*	Cash(1)		Awards(2)	Awards(3)		Compensation		Total
Darren Jacklin (4)	$133,341		$108,003	$-		$-		$241,344
Gene Frederick (5)	$-		$-	$14,808	(6)	$7,699,333	(7)	$7,714,141
Randall Miles (8)	$275,000	(9)	$108,003	$-		$-		$383,003
Dan Cahir (10)	$200,012		$100,096	$-		$-		$300,108
Monica Weakley (11)	$25,000		$25,027	$2,770	(12)	$340,299	(13)	$393,096
Peggie Pelosi (14)	$229,167	(15)	$327,539	$-		$-		$556,706
Fred Reichheld (16)	$63,333		$301,354	$-		$-		$364,687
*

Jason Gesing served as director and an executive officer, other than a named executive officer, of the Company during the year ended December 31, 2023. As noted above, he did not receive compensation for his services as a director. His compensation for his employment role as an executive is not disclosed in this table in accordance with SEC rules.

(1)	The dollar amounts shown represent all director fees earned in 2023 (excluding fees which may have been paid in 2023, but were earned in 2022, and including fees which may have been earned in 2023, but were paid in 2024).
(2)	In accordance with SEC rules, the amounts shown reflect the aggregate grant date fair value of stock option awards granted during 2023, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC 718”), excluding estimated forfeitures. The assumptions used in the valuation of these stock options are consistent with the valuation methodologies specified in Note 9 - Stockholders’ Equity to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. Awards were granted under the Company’s 2015 Equity Incentive Plan.
(3)	In accordance with SEC rules, the amounts shown reflect the aggregate grant date fair value of stock awards granted during 2023, computed in accordance with FASB ASC 718, excluding estimated forfeitures. The assumptions used in the valuation of these stock awards are consistent with the valuation methodologies specified in Note 9 - Stockholders’ Equity to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. Awards were granted under the Company’s 2015 Equity Incentive Plan.
(4)	Mr. Jacklin ceased serving as a director on September 7, 2023. As of December 31, 2023, Mr. Jacklin held vested stock options covering 930 shares and did not hold any unvested stock awards.
(5)	Mr. Frederick ceased serving as a director on May 19, 2023. As of December 31, 2023, Mr. Frederick had unvested stock awards covering 935 shares.
(6)	Reflects the aggregate grant date fair value of stock awards computed in accordance with FASB ASC 718, excluding estimated forfeitures, as follows: $9,184 for stock awards granted to Mr. Frederick for his directorship activities, granted fully vested, and $5,624 for stock awards granted to Mr. Frederick under our Agent Growth Incentive Program in connection with his role as an independent contractor real estate agent of eXp Realty, vesting over three years, subject to continued service.
(7)	Reflects cash payments made to Mr. Frederick under our revenue share program in connection with his services as an independent contractor real estate agent of eXp Realty.
(8)	As of December 31, 2023, Mr. Miles held vested stock options covering 62,366 shares and did not hold any unvested stock awards.
(9)	Includes $200,000 paid to Mr. Miles for his general directorship activities, plus $25,000 for his directorship activities as Vice Chairman, plus $50,000 for his directorship activities as Audit Committee Chairman.
(10)	As of December 31, 2023, Mr. Cahir held vested stock options covering 158,241 shares and did not hold any unvested stock awards.
(11)	As of December 31, 2023, Ms. Weakley held vested stock options covering 4,571 shares and unvested stock awards covering 493 shares.
(12)	Reflects the aggregate grant date fair value of stock awards computed in accordance with FASB ASC 718, excluding estimated forfeitures, granted to Ms. Weakley under our Agent Growth Incentive Program in connection with her role as an independent contractor real estate agent of eXp Realty, vesting over three years, subject to continued service.
(13)	Reflects a cash payment of $130,606 under our revenue share program, a real estate commission of $204,285, a cash payment of $4,226 under our agent mentorship program, and $1,182 for Ms. Weakley’s discount under our Agent Equity Program, each in connection with her role as an independent contractor real estate agent of eXp Realty.
(14)	Ms. Pelosi was appointed as a director on January 26, 2023. As of December 31, 2023, Ms. Pelosi held vested stock options covering 10,197 shares and did not hold any unvested stock awards.

(15)	Includes $200,000 paid to Ms. Pelosi for her general directorship activities, plus $20,833 for her directorship activities as Sustainability Committee Chair and $8,333 for her directorship activities as Nominating & Corporate Governance Committee Chair (which amounts were prorated as Ms. Pelosi did not have these positions during the full calendar year).
(16)	Mr. Reichheld was appointed as a director on September 7, 2023. As of December 31, 2023, Mr. Reichheld held vested stock options covering 2,089 shares and did not hold any unvested stock awards.

We reimburse our independent directors for expenses incurred in connection with their directorship services, including attending Board and committee meetings, assisting with other Company business, such as meeting with potential officer and director candidates, as well as continuing director education.

Under our revenue share program, real estate professionals affiliated with the Company (including Ms. Weakley and Mr. Frederick) are paid a portion of the Company’s commission for their contribution to Company growth, including transactions executed by the participant’s frontline qualifying active agents.

Under the Agent Growth Incentive Program, agents and brokers of the Company (including Ms. Weakley and Mr. Frederick) receive restricted stock units (i) upon the agent’s or broker’s first completed transaction with the Company during an anniversary year, cliff-vesting after three years, subject to continued service; (ii) upon the first completed transaction with the Company by an agent or broker whom the awarded agent or broker most influenced to join, cliff-vesting after three years, subject to continued service of both the awarded agent or broker and the influenced agent or broker; (iii) upon the agent or broker achieving non-reduced “capped status” during an anniversary year, cliff-vesting after three years, subject to continued service; and (iv) upon the agent or broker achieving certain ICON award requirements during an anniversary year, cliff-vesting after three years or one year, subject to continued service, or vesting immediately, depending on the ICON award type.

Mr. Frederick and Ms. Weakley are participants in the Company’s Revenue Share Plan and Agent Equity Incentive Program in their capacities as independent contractor real estate agents or brokers of the Company, and not in their roles as directors, and continue to receive those benefits similar to all other agents and brokers affiliated with the Company even after ceasing their directorship services so long as they maintain active real estate licenses and are not affiliated as an agent or broker with a competitive brokerage. During 2023, Mr. Gesing participated in the Revenue Share Plan in his capacity as an employee of the Company with a broker’s license, but not in his role as a director. Mr. Sanford would continue to receive revenue if his employment with the Company ceased (see “Compensation Discussion and Analysis - Cash Bonus” below).

Anti-Hedging and Anti-Pledging Policies

Certain transactions in our securities (such as short sales, hedging, and transactions in derivatives) create a heightened compliance risk or could create the appearance of misalignment with our stockholders. In addition, securities that are pledged as collateral or held in a margin account create a risk of being sold without consent if the owner fails to meet a margin call or defaults on the secured obligation, thus creating the risk that a sale may occur at a time when a person is aware of material, non-public information or otherwise is not permitted to trade in Company securities. Our insider trading policy prohibits all Company insiders, including our directors, from engaging in short sales, derivative securities transactions, including hedging, with respect to Company securities, and from pledging Company securities as collateral.

Related Party Transactions

See “Certain Relationships and Related Transactions” below.

Audit Committee Matters

PROPOSAL	2

RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITOR FOR 2024

The Board recommends a vote “FOR” ratification of the appointment of Deloitte & Touche LLP as our independent auditor for the fiscal year ending December 31, 2024.

Proposed Ratification of Independent Auditor

The Board of Directors and the Audit Committee believe that the retention of Deloitte as the Company’s independent auditor is in the best interests of the Company and its stockholders. If stockholders do not ratify the selection of Deloitte, the Audit Committee will evaluate the stockholder vote when considering the selection of a registered public accounting firm for the audit engagement for the 2025 fiscal year. In addition, if stockholders ratify the selection of Deloitte as independent auditor, the Audit Committee may nevertheless periodically request proposals from the major registered public accounting firms and as a result of such process may select Deloitte or another registered public accounting firm as our independent auditor.

A representative of Deloitte is expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire. However, the annual meeting format will not facilitate the Deloitte representative to respond to questions.

Appointment of Independent Auditor by Audit Committee

Our Audit Committee has engaged Deloitte & Touche LLP, or “Deloitte”, as our independent registered public accounting firm to perform the audit of our financial statements, including internal controls over financial reporting, for the fiscal year ended December 31, 2024, and we are asking you to ratify this appointment. Deloitte began serving as our independent registered public accounting firm beginning in 2019.

Under the rules and regulations of the SEC and Nasdaq, the Audit Committee is responsible for the appointment, compensation, retention, and oversight of our independent auditors. In making the determination to re-appoint Deloitte for 2024, the Audit Committee considered, among other factors, Deloitte’s global capabilities; the quality and candor of Deloitte’s communications with the Audit Committee and management; and the appropriateness of Deloitte’s fees. Although ratification of the appointment of Deloitte is not required by our bylaws or otherwise, the Board is submitting the appointment of Deloitte to stockholders for ratification because we value the opinions of our stockholders and believe that stockholder ratification of the appointment is good corporate governance practice.

Fees

All services provided by our Deloitte are pre-approved by the Audit Committee. The Audit Committee is presented, for approval, a description of the audit-related, tax and other services expected to be performed by Deloitte during the fiscal year. The Audit Committee determined that all services provided by our independent registered accountants during the fiscal year ended December 31, 2023 were compatible with maintaining their independence. The following table sets forth the fees billed or to be billed by Deloitte for professional services rendered with respect to the fiscal years ended December 31, 2023 and 2022, which fees were approved by our Audit Committee.

Fee Category	2023	2022
Audit Fees (1)	$2,383,843	$2,504,623
Audit-Related Fees (2)	$30,500	$-
Tax Fees (3)	$94,500	$162,529
All Other Fees (4)	$-	$-
Total Fees	$2,508,843	$2,667,152
(1)	Audit Fees consist of fees billed for professional services provided in connection with the audit of our annual consolidated financial statements and internal controls, and the reviews of each of the quarterly consolidated financial statements included in our Forms 10-Q.
(2)	Audit-Related Fees consist of fees billed for accounting advisory services related to the accounting treatment of transactions or events, including acquisitions, and to the adoption of new accounting standards, as well as additional procedures related to accounting records performed to comply with regulatory reporting requirements and to provide certain attest reports.
(3)	Tax fees are related to services for U.S. federal, state, local, international, and other permissible tax advisory and consultation services.
(4)	All Other Fees consist of fees for products and services described above.

Report of the Audit Committee of the Board of Directors

The Audit Committee is comprised solely of independent directors meeting the applicable requirements of the Nasdaq rules. The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting, for preparing the financial statements, and for the reporting process. The Audit Committee members do not serve as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The Company’s independent auditor is engaged to audit and report on the conformity of the Company’s financial statements to accounting principles generally accepted in the United States and the effectiveness of the Company’s internal control over financial reporting.

Consistent with its monitoring and oversight responsibilities, the Audit Committee reviewed and discussed with management and the independent auditor the audited financial statements for the year ended December 31, 2023 (the “Audited Financial Statements”), management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and the independent auditor’s evaluation of the Company’s system of internal control over financial reporting. The Audit Committee has discussed with Deloitte, the Company’s independent auditor, the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard 1301, Communications with Audit Committees. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor the auditors’ independence.

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the Securities and Exchange Commission.

Respectfully submitted,

Randall Miles, Chair

Dan Cahir

Peggie Pelosi

The information contained in this Report of the Audit Committee shall not be deemed to be “soliciting material,” “filed” with the SEC, subject to Regulations 14A or 14C of the Exchange Act, or subject to the liabilities of Section 18 of the Exchange Act. No portion of this Report of the Audit Committee shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that we specifically incorporate this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

Executive Officers

The names of our executive officers and their ages, their positions with our Company, and other biographical information, as of the date of this proxy statement, are set forth below. Executive officers are appointed by our Board of Directors to hold office until their successors are elected and qualified and serve in such capacity until termination, resignation or change of job duties. There are no family relationships among our executive officers.

Name	Position	Age	Date First Elected, Appointed or Hired
Glenn Sanford	Director, Chairman, Chief Executive Officer (EXPI and eXp Realty)	57	March 12, 2013
James Bramble	Chief Legal Counsel, General Counsel, and Corporate Secretary	54	March 18, 2019
Michael Valdes	Chief Growth Officer, eXp Realty	57	May 4, 2020
Kent Cheng	Principal Financial Officer and Chief Accounting Officer	57	April 15, 2021
Leo Pareja	Chief Strategy Officer, eXp Realty	41	May 23, 2022

Business Experience of our Executive Officers

The following is a brief description of the business experience and education during at least the past five years of each executive officer, indicating the person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out. The description of the business experience and education of our executive officers that are also director nominees is set out above under “Proposal 1 – Election of Directors, Director Nominees’ Biographical and Related Information.”

Glenn Sanford	Mr. Sanford’s biography can be found under “Proposal 1 – Election of Directors, Director Nominees’ Biographical and Related Information.”
James Bramble

Mr. Bramble joined the Company as its Chief Legal Counsel and General Counsel on March 18, 2019. Mr. Bramble was appointed as the Company’s Corporate Secretary on October 1, 2019. As Chief Legal Counsel and General Counsel, Mr. Bramble oversees the company’s legal affairs, including corporate governance, litigation and compliance. Mr. Bramble has over 20 years of international business experience and has transformed the Company’s legal and compliance functions to empower an agent-centric, globally-scaled organization. Mr. Bramble is an active member of the Association of Corporate Counsel (ACC) and is a licensed real estate agent. Mr. Bramble champions eXtend a Hand, the Company’s charitable foundation and leverages his expertise in service of his community and on non-profit and private company boards.

Recently, Mr. Bramble served as Chief Legal Officer, General Counsel and Corporate Secretary at USANA, a producer of nutritional products, dietary supplements and skincare products, from February 1998 until 2018.

Mr. Bramble is a graduate of University of Utah where he obtained his B.S. (majoring in Political Science) and J.D.

Michael Valdes

Mr. Valdes joined the Company on May 5, 2020 and served as our Executive Vice President of International Expansion until September 2020 when Mr. Valdes became our President of eXp Global. In July 2022, Mr. Valdes was promoted to Chief Growth Officer, eXp Realty. Mr. Valdes brings more than 25 years of expertise in global real estate and finance to eXp Realty. From November 2018 to May 2020, Mr. Valdes was Senior Vice President of Global Servicing for all brands of Realogy Corporation, an integrated provider of real estate services in the U.S., including Better Homes & Gardens, Century 21, Coldwell Banker, Corcoran, ERA and Sotheby’s International Realty. In his role, Mr. Valdes oversaw the international servicing platform for all Realogy brands across more than 100 countries and opened more than 70 countries during his tenure. Prior to that, Mr. Valdes was Global Vice President of Sotheby’s International Realty, a franchise focusing on brokering and marketing of residential real estate, from December 2014 until May 2020.

Kent Cheng

Mr. Cheng joined the Company as Global Controller on March 30, 2020. He was appointed the Company’s Chief Accounting Officer on April 15, 2021 and Principal Financial Officer on December 1, 2023. Mr. Cheng is responsible for leading and developing the Company’s global accounting, finance practices and procedures. He also ensures the preparation and analysis of all financial reports comply with applicable regulations. Mr. Cheng has decades of finance expertise in global finance, accounting and information technology functions in large, complex and geographically dispersed multi-billion-dollar global businesses.

From July 2019 until March 2020, Mr. Cheng served as the Corporate Controller at Ocean Spray, an agricultural cooperative of growers of cranberries and grapefruit, where he oversaw corporate accounting, internal controls, financial reporting, and global tax and cost accounting. Prior to that, Mr. Cheng served as Global Finance Director of The Chemours Company, a chemical company, from November 2015 until March 2019. Prior to Chemours, Mr. Cheng worked in the finance department at Akzo Nobel, Dow Chemical, Rohm and Haas, and General Electric.

Mr. Cheng is a graduate of Utah State University, where he obtained his Masters of Accounting and Sun Yat-Sen University, where he obtained a Bachelor of Business Administration. Mr. Cheng is a member of American Institute of Certified Public Accountants.

Leo Pareja

Mr. Pareja joined the Company as its President of Affiliated Services in July 2022 and was subsequently promoted to Chief Strategy Officer, eXp Realty in November 2022. As Chief Strategy Officer, Mr. Pareja creates strategies that reinforce and evolve eXp Realty’s competitive advantage and industry-leading agent value proposition while also optimizing the organization at large, seizing new opportunities for growth. Mr. Pareja brings more than 20 years of real estate experience and has been recognized as a top real estate agent in RealTrends’ The Thousand report, a No. 1 agent on the National Association of Hispanic Real Estate Professionals’ (NAHREP) Top 250 list and a 30 under 30 agent in Realtor® Magazine. Mr. Pareja co-founded one of the largest private lending companies on the U.S. East Coast, as well as a fast-growing MLS technology vendor. He has served as founding president of NAHREP’s Metro D.C. chapter, and later as national president for the organization.

Prior to joining the Company, Mr. Pareja cofounded Remine, Inc. in January 2016, where he served as CEO and President until October 2021 when Remine, Inc. was acquired by MLS Technology Holdings, LLC, and Mr. Pareja transitioned to Chief Strategy Officer. While at Remine, Mr. Pareja oversaw and managed the creation and growth of the MLS technology suite of services, which served over 1,000,000 real estate professionals in North America.

Mr. Pareja is a graduate of George Mason University where he obtained his B.A. in Integrated Studies.

PROPOSAL	3	ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION The Board recommends a vote “FOR” the approval, on an advisory basis, of our named executive officer compensation.

As required by Section 14A of the Securities Exchange Act, we are asking our stockholders to approve, on an advisory, non-binding basis, the compensation of our named executive officers (“NEOs”) as disclosed in the “Compensation Discussion and Analysis” section beginning on page 23, and the related compensation tables and narratives that follow such section. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific NEO, but rather the overall compensation of all of our NEOs and the philosophy, policies and practices described in this proxy statement. We currently hold our Say-on-Pay vote every year.

The Say-on-Pay vote is advisory, and therefore is not binding on us, our Compensation Committee or our Board. The Say-on-Pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee and our Board will consider when determining executive compensation for the remainder of the current fiscal year and beyond.

We believe that our executive compensation program is effective in achieving the Company’s objectives to:

●	Attract, retain and incentivize leadership in a manner that is market-based and transparent;
●	Promote retention;
●	Drive and grow our business over the long-term;
●	Support business continuity; and
●	Reward our NEOs for delivering financial, operational and strategic results.

We believe that the compensation of our NEOs accurately reflects their contributions to our growth and success, aligns with our annual financial results and the interests of our stockholders, and adheres to sound executive compensation policies and practices, as highlighted in the following table.

Accordingly, stockholders are being asked to vote “FOR” the following resolution:

Resolved: That the stockholders approve, on an advisory basis, the compensation paid to the “named executive officers” of eXp World Holdings, Inc. with respect to the fiscal year ended December 31, 2023, as disclosed pursuant to Item 402 of Regulation S-K promulgated by the Securities and Exchange Commission, in the Proxy Statement for the 2024 Annual Meeting of Stockholders, including the compensation tables and narrative discussion set forth under “Compensation Discussion and Analysis” therein.

This item is being presented pursuant to Section 14A of the Exchange Act. Although this advisory vote is not binding, our Board and the Compensation Committee will consider the voting results when evaluating our named executive officer compensation program.

Compensation Discussion and Analysis

Our Fiscal Year 2023 Named Executive Officers

This Compensation Discussion and Analysis describes our compensation program for, and the decisions during the fiscal year ended December 31, 2023 regarding the compensation of, the below named executive officers (and their positions as of December 31, 2023) (our “NEOs”):

●	Glenn Sanford, Chief Executive Officer (EXPI and eXp Realty);
●	Jeff Whiteside, former Chief Financial Officer and Chief Collaboration Officer;
●	Kent Cheng, Chief Accounting Officer and Principal Financial Officer;
●	Shoeb Ansari, Chief Information Officer;
●	James Bramble, Chief Legal Counsel, General Counsel, and Corporate Secretary; and
●	Leo Pareja, Chief Strategy Officer, eXp Realty.

2023 Business and Executive Compensation Highlights

Despite a challenging macro-economic environment for the real estate industry, we grew our year-over-year agent count, continued to gain market share during the fourth quarter of 2023, and maintained positive Adjusted EBITDA1. Our agent-centric model and value proposition, scale and superior efficiency enable us to invest in the success of our agents.

For the fiscal year ended December 31, 2023

5% year-over-year
Full-year Adjusted EBITDA[1] of $57.5 MILLION	Fourth quarter revenue was $983 MILLION an increase of 5% year-over-year
As of December 31, 2023, agent and broker count was 87,515 an increase of 2% year-over-year	Fourth quarter transaction volume of $38.9 BILLION an increase of 3%
eXp Luxury™ soared past 1,100 members and launched in Australia, New Zealand, South Africa and the United Kingdom, fueling global growth.	eXp Realty ended 2023 with a global agent Net Promoter Score of 77 (out of 100), a measure of agent satisfaction, as part of the Company’s intense focus on improving the agent experience

1Adjusted EBITDA is a non-GAAP measure. Please see Appendix 1 on page 67 of this Proxy Statement for a definition of this term and reconciliation with the most directly comparable GAAP measure.

Advisory Vote on Executive Compensation

We submit to our stockholders on an annual basis a proposal for a (non-binding) advisory vote to approve the compensation of our named executive officers for the prior fiscal year (“say-on-pay”). The Compensation Committee considers, among other things, the outcome of this vote when evaluating our compensation principles, designs and practices. At our 2023 Annual Meeting, our stockholders expressed strong support for our named executive officer compensation program, with more than 97.7 percent of shares voted cast in favor of approval of our compensation program for named executive officers. The Compensation Committee believes these results reflect our stockholders’ affirmation of our named executive officer compensation program. Nevertheless, the Compensation Committee regularly reviews and adjusts the program as needed to ensure it remains competitive and aligned with the best interests of the Company and its stakeholders.

Executive Compensation Policies and Practices

Our executive compensation program is designed to (1) attract, retain and incentivize leadership in a manner that is market-based and transparent, (2) promote retention, (3) drive and grow our business over the long-term, (4) support business continuity, and (5) reward our NEOs for delivering financial, operational and strategic results. We believe that the compensation of our NEOs accurately reflects their contributions to our growth and success, aligns with our annual financial results and the interests of our stockholders, and adhere to sound executive compensation policies and practices, as highlighted in the following table.

What We Do	What We Don’t Do

✓ Multi-Year Vesting Awards. To align our NEO’s interests with those of our stockholders and to incentivize long-term retention, a substantial portion of NEO compensation is earned over multi-year periods in the form of equity awards.

✓ Annual Compensation Review and Risk Assessment. The compensation committee conducts an annual review and approval of our compensation strategy including a comparison against industry compensation practices and a risk assessment.

✓ “At Risk” Quarterly, Other and Revenue Sharing Bonuses. NEOs are eligible for discretionary quarterly bonuses, subject to achievement of predetermined business goals.

✓ Compensation Recoupment. In 2023, we approved a clawback policy, which requires that certain incentive compensation paid to any current or former executive officer, including our NEOs, will be subject to recoupment upon certain financial restatements.

✓ At-Will Employment. We employ our NEOs at-will; our NEOs do not have employment contracts with fixed terms or guaranteed pay.

✓ Annual “Say on Pay” Vote. We hold a “Say on Pay” vote annually.

× No Termination, Resignation, Retirement or Change in Control Payments. With two exceptions, we do not maintain agreements or offer letters that provide any payments to NEOs upon termination of employment, resignation, retirement or change in control.

× No Dividend Payments on Unvested Stock Awards or Unexercised Stock Options. No cash dividend payments are paid on unvested stock awards or unexercised stock options.

× No Unique Health or Welfare Benefits. Our NEOs participate in the same Company-sponsored health and welfare benefits programs as our other full-time, salaried employees.

× No Pledging. We prohibit our executives, including our NEOs, from pledging Company securities.

× No Repricing. We do not allow repricing of stock options without stockholder approval.

× Prohibition on hedging, pledging, and short sales. We prohibit short sales, transactions in derivatives, hedging, and pledging of Company securities by our named executive officers.

× No Tax Reimbursements on Severance or Change in Control Payments. We do not provide any tax reimbursement payments (including “gross-ups”) on any severance or change in control payments or other related benefits

Our 2023 executive compensation program was designed to recognize and retain our key executives, acknowledging their pivotal contributions to both agent and company success amidst the challenging macro-economic conditions of the past year. We continue to emphasize long-term equity compensation as the most significant component of each NEO’s compensation. The following key compensation actions were taken with respect to our named executive officers for 2023:

●	Our CEO, Mr. Sanford, voluntarily elected to reduce his salary by 50% during January and February 2023 after a review of initial financial statements. Mr. Sanford’s decision was taken in consideration of the reduction in earnings faced by many of our agents and staffing level adjustments, and to share in sacrifices being made across the Company.
●	The Board considered the affirmative advisory say-on-pay vote at the 2023 Stockholders’ Meeting in its decision to make necessary compensation changes in 2023 to maintain the retention power of our compensation program.
●	None of our named executive officers, except for Messrs. Pareja and Whiteside, received any salary or bonus increases during 2023, due to macro-economic pressures in the real estate industry and the Board’s prioritization of long-term equity compensation packages in order to drive stockholder value.
●	Due to the final vesting or forfeiture, as applicable, of Glenn Sanford’s equity package on July 31, 2023, the Compensation Committee conducted a review of Mr. Sanford’s compensation package alongside the real estate industry chief executive officer compensation trends reported in Proxy Survey of Executive Compensation in the Russell 2000 Index (May 2023). The Compensation Committee determined that Mr. Sanford should receive a long-term incentive compensation package in order to incentivize Mr. Sanford’s ongoing service, acknowledge his additional responsibilities, and to align his compensation with stockholder value and industry benchmarks.
●	The Compensation Committee conducted a review of all executive officer compensation alongside the real estate industry executive officer compensation trends reported in a leading industry survey and determined that (i) Mr. Whiteside, Mr. Cheng, Mr. Ansari, Mr. Bramble, and Mr. Pareja should receive long-term option awards for continued incentivization and continued alignment with stockholder values and industry benchmarks, and (ii) Mr. Pareja should receive a 25% salary increase to acknowledge his added responsibilities and align with industry benchmarks.

Compensation-Setting Process

Executive compensation is first reviewed by the Compensation Committee and proposed by the Compensation Committee to the Board. The proposal is then reviewed by the Board, which makes the final determination for NEO compensation. When setting NEO compensation, the Compensation Committee and the Board consider the following:

●	Executive compensation for similar roles based on broad-based industry surveys;
●	Our Company’s financial performance against objectives established by our Board;
●	Compensation parity among executive officers;
●	Our Company’s performance relative to its peers; and
●	Each individual executive’s skillset, experience, and responsibilities.

To date, the Company has not engaged any compensation consultants and no such consultants are involved in our compensation setting process. Mr. Sanford, our CEO (EXPI and eXp Realty), is a member of the Compensation Committee and therefore participates actively in recommending NEO compensation to the Board (except with respect to his own compensation). During 2023, the Compensation Committee considered the Proxy Survey of Executive Compensation in the Russell 2000 Index (October 2021 and May 2023) in reviewing executive officer compensation practices of the Company.

Except as specifically described herein, the Compensation Committee does not affirmatively set out in any given year, or with respect to any given NEO, to apportion compensation in any specific ratio among the various categories of compensation (i.e., between cash and non-cash compensation, short-term and long-term compensation, or between non-performance based and performance-based compensation). Rather, the Compensation Committee uses the principles described above, and the factors described for each category in the discussion that follows, as a guide in assessing the proper allocation among those categories. The Compensation Committee also does not formally “benchmark” compensation against peers. Rather, the Compensation Committee retains discretion to make adjustments based on the factors described above and considers competitive market practices as one factor in its deliberations.

Elements of Individual Executive Compensation

We structure the annual compensation of our NEOs using three key elements: base salary, discretionary quarterly and other cash bonus opportunities, and long-term equity incentive opportunities. While our NEO compensation program is influenced by a variety of factors, the primary goals are to align the interests of our NEOs with the interests of our stockholders, to attract and retain highly-talented individuals and to associate pay with business and individual performance.

2023 Components of Total Target Compensation(1)

(1)	Reflects total target compensation of NEOs in the aggregate. Long-term equity awards reflect the aggregate grant date fair value of equity awards granted to the CEO and NEOs during 2023, computed in accordance with FASB ASC 718, excluding the impact of forfeitures. The grant date fair value for RSUs and stock options is measured based on the closing price of the Company’s common stock on the date of grant. Mr. Whiteside has been excluded from the NEOs due to his employment termination on December 1, 2023.

Base Salary

Base salary represents the customary, fixed portion of NEO compensation intended to attract and retain talented individuals. Generally, we establish the initial base salaries of our NEOs through arm’s-length negotiation during hiring, which considers the officer’s relevant position, qualifications, experience, and the base salaries of our other executive officers. Our NEO base salaries are reviewed annually and adjusted as necessary or appropriate, taking into account the factors above and the Company’s performance, by the Compensation Committee and the Board.

Our CEO, Mr. Sanford, voluntarily elected to reduce his salary by 50% during January and February 2023 after a review of initial financial statements. Mr. Sanford’s decision was taken in consideration of the reduction in earnings faced by many of our agents and staffing level adjustments, and in order to share in sacrifices being made across the Company.

In May 2023, the Compensation Committee conducted an annual review of the compensation of Messrs. Whiteside, Cheng, Ansari and Bramble, among other executive officers, and determined that the salaries of Messrs. Cheng, Ansari and Bramble were in-line with industry trends based on a review of the most recent Proxy Survey of Compensation in the Russell 2000 Index (October 2021), appropriate for each person’s respective contributions to the Company, sufficient to incentivize each respective person, and appropriate in consideration of macro-economic industry pressures faced by the Company (including, but not limited to, real estate market contraction, historically high average interest rates, and industry antitrust litigation). As part of that review, the Compensation Committee determined that Mr. Whiteside required additional compensation incentive as his salary was below industry benchmarks set forth in the industry survey, and proposed a 25% increase to his base salary. The Board deemed the compensation changes recommended by the Compensation Committee to be in the best interest of the Company and its stockholders and approved a salary increase for Mr. Whiteside from $500,000 to $625,000.

In June 2023, the Compensation Committee finalized its ongoing review of Mr. Pareja’s compensation and the most recent Proxy Survey of Compensation in the Russell 2000 Index (May 2023), considering Mr. Pareja’s added responsibilities in 2023 in light of staffing reductions and expanded strategic partnerships. After review and discussion, the Compensation Committee determined Mr. Pareja required additional compensation incentive as his salary was below industry benchmarks set forth in the industry survey, and proposed a 25% increase to his base salary. The Board deemed the compensation changes recommended by the Compensation Committee to be in the best interest of the Company and its stockholders and adopted a salary increase for Mr. Pareja from $400,000 to $500,000.

While Messrs. Whiteside, Cheng, Ansari, Bramble, and Pareja are regular attendees of Board and Committee meetings, as necessary to provide management reports, each was dismissed and/or recused during discussions related to his own compensation.

During 2023, the Compensation Committee (with Mr. Sanford dismissed and recused) undertook a multi-month review of Mr. Sanford’s compensation, considering CEO pay trends reported in the most recent Proxy Survey of Compensation in the Russell 2000 Index (May 2023), Mr. Sanford’s added responsibilities as CEO of eXp Realty, LLC, and company performance. The Compensation Committee (with Mr. Sanford dismissed and recused) discussed and determined (and the Board agreed by unanimous vote, with Mr. Sanford recused) that Mr. Sanford’s salary was in-line with industry trends, appropriate for Mr. Sanford’s contributions to the Company, sufficient to incentivize Mr. Sanford’s ongoing retention, and appropriate in consideration of macro-economic industry pressures faced by the Company (including, but not limited to, real estate market contraction, historically high average interest rates, and industry antitrust litigation).

The year-end annualized base salaries of our NEOs for 2023 and 2022 were:

Named Executive Officer	2023 Base Salary	2022 Base Salary	Percentage Change
Glenn Sanford(1)	$1,575,000	$1,575,000	0%
Jeff Whiteside	$625,000	$500,000	25%
Kent Cheng(2)	$386,851	$386,851	0%
Shoeb Ansari	$500,000	$500,000	0%
James Bramble	$406,000	$406,000	0%
Leo Pareja	$500,000	$400,000	25%

(1)	Mr. Sanford voluntarily elected to reduce his salary by 50% during January and February 2023.
(2)	Mr. Cheng was appointed as Principal Financial Officer on December 1, 2023.

Quarterly and Other Cash Bonuses

Our NEOs, except for Mr. Sanford, are eligible to participate in the Company’s annual cash bonus program, described below. Mr. Sanford is eligible to receive quarterly revenue share cash bonuses in connection with his employment, as described below.

Annual Cash Bonus Program: Our discretionary annual cash bonus program, paid quarterly, is an “at-risk” component of our NEO compensation program that is designed to motivate our NEOs’ to  contribute to Company success. The aggregate annual bonus amount that each participating NEO could earn is negotiated in each NEO’s offer letter as a  percentage of his or her base salary and may be adjusted upon determination by the Board from time-to-time. Annual bonuses are paid in equal quarterly installments, following review and approval by the Compensation Committee each quarter.

In May 2023, the Compensation Committee conducted an annual review of the compensation of Messrs. Whiteside, Cheng, Ansari, and Bramble, among other executive officers. The Compensation Committee determined that the bonus opportunities for which Messrs. Cheng, Ansari and Bramble were in-line with industry trends based on a review of the most recent Proxy Survey of Compensation in the Russell 2000 Index (October 2021), appropriate for each person’s respective contributions to the Company, sufficient to incentivize each respective person, and appropriate in consideration of macro-economic industry pressures faced by the Company (including, but not limited to, real estate market contraction, historically high average interest rates, and industry antitrust litigation). However, the Compensation Committee determined that Mr. Whiteside required additional compensation incentive as his bonus was below industry benchmarks set forth in the industry survey and recommended that Mr. Whiteside’s bonus target be 100% of his salary (see “Compensation Discussion and Analysis – Elements of Individual Executive Compensation – Base Salary” for additional details about the salary increase), representing a 25% increase in his annual bonus target as a result of his 2023 salary increase. The Board deemed the compensation changes recommended by the Compensation Committee to be in the best interest of the Company and its stockholders and approved the bonus increase for Mr. Whiteside.

In June 2023, the Compensation Committee conducted an annual review of the compensation of Mr. Pareja. Based on a review of the most recent Proxy Survey of Compensation in the Russell 2000 Index (October 2021), the Compensation Committee determined that Mr. Pareja required additional compensation incentive as his bonus was below industry benchmarks set forth in the industry survey and recommended that Mr. Pareja’s target bonus be 50% of his increased salary (see “Compensation Discussion and Analysis – Elements of Individual Executive Compensation – Base Salary” for additional details about the salary increase), representing a 25% increase in his annual bonus target as a result of his 2023 salary increase. The Board deemed the compensation changes recommended by the Compensation Committee to be in the best interest of the Company and its stockholders and approved the bonus increase for Mr. Pareja.

Before July 29, 2023, when the Company no longer qualified as a “controlled company”, each NEO’s respective manager(s), as applicable, determined that such NEO satisfied the conditions to receive bonuses at 100% of target. After July 29, 2023, the Compensation Committee determined that each NEO satisfied the conditions to receive bonuses at 100% of target. The target bonus payment amounts for 2023 and actual bonus payment amounts earned in 2023 are set forth below:

	Target 2023
	Bonus Opportunity (as
	a percentage of base	Target 2023 Bonus
Named Executive Officer	salary)	Opportunity		2023 Bonus Payment(1)
Jeff Whiteside	100%	$468,750	(2)	$468,750
Kent Cheng	50%	$193,424		$193,424
Shoeb Ansari	50%	$250,000		$250,000
James Bramble	50%	$203,000		$203,000
Leo Pareja	50%	$225,000	(3)	$225,000

(1)	Excludes bonus payments made to named executive officers in 2023 which were earned in 2022, and includes bonus payments made to named executive officers in 2024 which were earned in 2023.
(2)	For Mr. Whiteside, reflects the second quarter base salary increase described in the Compensation Discussion and Analysis.
(3)	For Mr. Pareja, reflects the second quarter base salary increase described in the Compensation Discussion and Analysis.

The target bonus payment amounts as a percentage of base salary for 2023 and 2022 are set forth below:

Named Executive Officer	Fiscal 2022 Target	Fiscal 2023 Target
Jeff Whiteside	100%	100%
Kent Cheng	50%	50%
Shoeb Ansari	50%	50%
James Bramble	50%	50%
Leo Pareja	50%	50%

Cash Bonus: During each calendar quarter of his ongoing employment service, Mr. Sanford is eligible to receive a cash bonus. In determining such bonus, the Company takes into account, as one factor, the amount that his revenue share, were Mr. Sanford still participating in the Company’s revenue share program, exceeds his salary during such calendar quarter. Mr. Sanford is not eligible to receive any additional cash bonuses. When establishing this bonus opportunity, the Board considered that Mr. Sanford’s revenue share would continue even after ceasing to be an employee of the Company. As part of the Compensation Committee’s 2023 review (with Mr. Sanford dismissed and recused) of Mr. Sanford’s compensation, the Committee determined (and the Board agreed by unanimous vote, with Mr. Sanford recused) that Mr. Sanford’s bonus eligibility was in-line with industry trends based on a review of the most recent Proxy Survey of Compensation in the Russell 2000 Index (May 2023), appropriate for Mr. Sanford’s respective contributions to the Company, sufficient to incentivize Mr. Sanford, and appropriate in consideration of macro-economic industry pressures faced by the Company (including, but not limited to, real estate market contraction, historically high average interest rates, and industry antitrust litigation).

During 2023, Mr. Sanford received the total quarterly revenue share cash bonus shown below:

Named Executive Officer	2023 Bonus Payment(1)
Glenn Sanford	$81,040	(2) (3)

(1)	Excludes bonus payments made to Mr. Sanford in 2023 which were earned in 2022, and includes bonus payments made to Mr. Sanford in 2024 which were earned in 2023.
(2)	Mr. Sanford’s bonus opportunity is unlimited and is equal to the amount by which Mr. Sanford’s revenue share exceeds his salary in any calendar quarter, so long as in that quarter the Company is growing at a minimum of 30% annually, subject to Board discretion.
(3)	Represents the total revenue share cash bonus earned by Mr. Sanford attributable to 2023, with $14,029 attributable to the first quarter of 2023, $67,011 attributable to the second quarter of 2023, $0 attributable to the third quarter of 2023, and $0 attributable to the fourth quarter of 2023. For purposes of determining Mr. Sanford’s bonus attributable to the first quarter of 2023, the base salary used was Mr. Sanford’s reduced salary during that period.

Long-Term Incentive Compensation (Equity Awards)

The Compensation Committee and our Board believes long-term equity compensation is in the best interests of the Company and our stockholders because it is an effective way to focus our NEOs on driving increased stockholder value over a multi-year period, provides a reward for appreciation in our stock price and long-term value creation, and motivates our NEOs to remain employed with us.

General Equity Award Compensation: In 2023, the Board continued its practice of granting time-based stock options to our NEOs for the purpose of delivering long-term incentive compensation. As with their other elements of compensation, NEO long-term incentive compensation is determined by the Compensation Committee and recommended to our Board for approval, and the Board approves or rejects (with any interested director(s) recused), after taking into consideration the potential dilutive effects to our stockholders, the recommendations of our Compensation Committee and management, the outstanding equity holdings of each NEO, related stock-based compensation expense, and the long-term incentive compensation offered by peer companies and industry trends.

The Board’s guidelines for executive officer option awards are intended to support internal consistency among our executive officers, including our NEOs, taking into account their positions and experience. According to those guidelines, executive officers, including NEOs, are eligible for initial stock option awards upon hire of up to $300,000 as determined by using the Black Scholes valuation methodology, with monthly or quarterly vesting, in equal installments, over a three-year period. All stock option grants are governed by and administered under the 2015 Equity Incentive Plan, as amended (see “Compensation Discussion and Analysis - 2015 Equity Incentive Plan” below for additional details). We make initial grants to executive officers, including NEOs, in order to attract highly talented individuals, compensate them for equity compensation opportunities forfeited at their prior employers, and to immediately focus them on driving increased stockholder value over a multi-year period. Initial NEO grants are typically made upon the date of hire.

Pursuant to the guidelines for executive officer option awards, NEOs are eligible for additional annual stock option grants commencing after their initial stock options have fully vested. Such recurring, additional stock option grants may be in an amount of up to $100,000 per year as determined by using the Black Scholes valuation methodology, with monthly or quarterly vesting, in equal installments, over a three-year period. All annual stock option grants are governed by and administered under the 2015 Equity Incentive Plan, as amended (see “Compensation Discussion and Analysis - 2015 Equity Incentive Plan” below for additional details). We make annual grants to lessen the effects of the potential fluctuation in share price, to renew the incentive and retention power of long-term equity incentives as outstanding awards vest, and to allow us to review and, if in our best interests, recalibrate our long-term incentive program on an annual basis.

Additionally, off-cycle stock option awards may be granted to NEOs from time-to-time, upon approval of the Board, when deemed appropriate and necessary to retain and incentivize the NEO and to acknowledge his or her significant and unique contributions to Company growth.

Glenn Sanford Award Compensation:

●	Effective July 31, 2020, the Board granted Mr. Sanford a stock option award in order to strongly link his compensation to year-over-year Company revenue growth. The award was granted to Mr. Sanford in order to promote retention and, because the value delivered through a stock option award is contingent on Company stock price, in order to drive and grow our business over the long-term and to reward Mr. Sanford for delivering financial, operational and strategic results. The award covered 1,000,000 shares that vested monthly in equal installments over three years through July 2023, subject to continued service. The award also covered 1,000,000 shares that were eligible to vest quarterly in equal installments over three years through July 2023, subject to (i) continued service and (ii) Company revenue growth of at least 30% (measured from the beginning of the year of vesting through the end of the quarter of vesting). The last tranche of the time-based portion of the award vested in July 2023. With respect to the performance-based portion of the award scheduled to vest in 2023, no portion of the award vested because the Company did not achieve at least 30% revenue growth for the year through the relevant date of vesting, as shown below:

	2023 YTD Revenue	2022 YTD Revenue
Period	($) (millions)	($) (millions)	Growth (%)	Vesting Achieved
January 1 - March 31	851	1,011	-15.8	No
January 1 - June 30	2,084	2,426	-14.1	No

●	Because the vesting period of the 2020 stock option award expired, including forfeiture of the portion of the award that did not meet Company growth targets during the vesting period, in July 2023, the Compensation Committee (with Mr. Sanford dismissed and recused) undertook a multi-month review of Mr. Sanford’s compensation package alongside the real estate industry chief executive officer compensation trends reported in the Proxy Survey of Compensation in the Russell 2000 Index (May 2023). The Compensation Committee also considered Mr. Sanford’s additional responsibilities as CEO of eXp Realty, LLC, the need to incentivize Mr. Sanford’s ongoing service, and the goal to align his compensation in a way that drives stockholder value and outperformance of certain peer companies. The Compensation Committee (with Mr. Sanford dismissed and recused) determined and recommended to the Board, and the Board agreed by unanimous vote (with Mr. Sanford dismissed and recused), that a new long-term incentive equity award would appropriately incentivize Mr. Sanford, align with industry trends, and be in the stockholder’s best interest.
●	As such, Mr. Sanford received a stock option award on September 28, 2023 covering 335,000 shares, vesting as follows:
o	Time-Based: 167,500 shares for which vesting is based on continued service, vesting in equal quarterly installments over a three-year period beginning on the grant date;
o

Performance-Based: 167,500 shares, 1/3 of which will vest on the first anniversary of the grant date, and the remainder will vest in 12 equal installments on a quarterly basis, subject to continued service, provided, in each case, that our total stockholder return (“TSR”) from the grant date through the first anniversary thereof exceeds the market cap weighted average TSR of: RE/MAX Holdings, Inc. (RMAX), Compass, Inc. (COMP), Redfin Corp. (RDFN), and Anywhere Real Estate Inc. (HOUS).

●	Mr. Sanford also received a stock award of 170,000 restricted stock units, vesting in equal quarterly installments over a one-year period beginning on the grant date, subject to continued service.
●	These awards are reflected in the equity table below under “2023 NEO Award Compensation.”

2023 NEO Award Compensation: In May 2023, the Compensation Committee conducted an annual review of the compensation of Messrs. Whiteside, Cheng, Ansari, Bramble, and Pareja, among other executive officers. The Compensation Committee acknowledged that each NEO’s existing long-term equity award compensation had been significantly devalued or devalued completely, primarily due to macro-economic factors and industry antitrust litigation. The Compensation Committee acknowledged and discussed that each NEO was critical for the Company’s long-term success and that additional long-term equity incentives were required in order to continue to maintain the services of the NEOs and to continue to focus their efforts on driving increased stockholder value. The Compensation Committee considered each NEO’s total mix of compensation and alignment with industry benchmarks and recommended to the Board, and the Board subsequently adopted by unanimous consent, the following stock option awards, each vesting in equal quarterly installments over four years, subject to continued service:

●	Jeff Whiteside: An option to purchase up to 250,000 common shares of the Company.
●	Kent Cheng: An option to purchase up to 100,000 common shares of the Company.
●	Shoeb Ansari: An option to purchase up to 200,000 common shares of the Company.
●	James Bramble: An option to purchase up to 150,000 common shares of the Company.
●	Leo Pareja: An option to purchase up to 100,000 common shares of the Company.

The below table depicts those equity awards that the Compensation Committee determined and recommended our Board approve, and the Board approved (with Mr. Sanford recused as to his own equity award discussion, determination, and approval), to our NEOs during the year ended December 31, 2023:

	RSUs	Stock Option Awards
Named Executive Officer	(number of shares)	(number of shares)
Glenn Sanford	170,000	335,000
Jeff Whiteside	-	250,000
Kent Cheng	-	100,000
Shoeb Ansari	-	200,000
James Bramble	-	150,000
Leo Pareja		100,000

Health and Welfare Benefits

Our NEOs are eligible to participate in our employee benefit programs on the same basis as our other full-time, salaried employees. These benefits include a 401(k) plan, with the Company matching up to 4% of each participant’s eligible compensation, medical (including a medical waiver reimbursement of $100 per paycheck if he/she declines to use Company coverage), dental and vision benefits, disability insurance, basic life insurance coverage, health savings accounts, accidental death and dismemberment insurance, and a monthly technology reimbursement of $40, as well as employer-paid wellness benefits, including an employee subscriptions to the Calm® and Noom® mobile application. We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market. We believe these benefits are necessary to be competitive within our industry and the expense of these programs is offset by their attraction and retention value.

Special and Other Benefits

In general, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. No NEOs received material perquisites or other personal benefits during 2023 that were not provided to our employees generally.

2021 Stock Split

On January 15, 2021, the Company’s Board of Directors approved a two-for-one stock split in the form of a stock dividend to stockholders of record as of January 29, 2021 (the “Stock Split”). The Stock Split was effected on February

12, 2021. All shares, RSUs, stock options, and per share information reported in this Proxy Statement have been retroactively adjusted to reflect the Stock Split.

Executive Employment Terms

We have entered into written offer letters with certain of our NEOs, but each of our NEOs is at-will and we do not have employment contracts with them. In filling NEO positions, we recognize that we have to develop competitive compensation packages to attract qualified candidates in a dynamic labor market.

●	Mr. Sanford: Mr. Sanford is the founder of the Company, and currently the CEO of the Company and eXp Realty, and no formal offer letter or engagement letter was entered into between Mr. Sanford and the Company. Mr. Sanford’s current annual base salary is $1,575,000. Subject to the Board’s discretion, Mr. Sanford is eligible to receive certain cash bonus compensation and long-term incentive awards (see “Compensation Discussion and Analysis – Quarterly and Other Cash Bonuses – Cash Bonus” and “Compensation Discussion and Analysis – Long-Term Incentive Compensation (Equity Awards) – Glenn Sanford Award Compensation” for additional details).
●	Mr. Whiteside: Mr. Whiteside’s employment with the Company terminated effective December 1, 2023 (see “Compensation Tables Potential Payments upon Termination or Change in Control” for additional details).
●	Mr. Cheng: We entered into an offer letter with Mr. Cheng, effective March 6, 2020, to serve as our Global Controller. In April 2021, Mr. Cheng was promoted to Chief Accounting Officer. On December 1, 2023, Mr. Cheng assumed the additional role of Principal Financial Officer. Mr. Cheng’s current annual base salary is $386,851. Subject to Mr. Cheng’s contribution to Company growth, Mr. Cheng is eligible to receive certain annual cash bonus compensation (see “Compensation Discussion and Analysis – Quarterly and Other Cash Bonuses – Annual Cash Bonus” for additional details) and has also received long-term incentive awards (see “Compensation Discussion and Analysis – Long-Term Incentive Compensation (Equity Awards) – 2023 NEO Award Compensation” for additional details).
●	Mr. Ansari: We entered into an offer letter with Mr. Ansari, effective March 14, 2022, to serve as our Chief Information Officer. Mr. Ansari’s annual base salary was $500,000. Subject to the Board’s discretion and Mr. Ansari’s contributions to Company growth, Mr. Ansari was eligible to receive certain annual cash bonus compensation (see “Compensation Discussion and Analysis – Quarterly and Other Cash Bonuses – Annual Cash Bonus” for additional details) and long-term incentive awards (see “Compensation Discussion and Analysis – Long-Term Incentive Compensation (Equity Awards) – 2023 NEO Award Compensation” for additional details). Pursuant to the terms of his offer letter with the Company, Mr. Ansari was eligible to receive a payment (i) equal to four months’ of base pay in the event Mr. Ansari’s employment was terminated by the Company without cause, or (i) equal to one year of base pay in the event Mr. Ansari’s employment was terminated by the Company without cause in connection with a sale of the Company resulting in the Company no longer being publicly listed. Consistent with past practice, such severance would have been paid lump-sum, contingent on the effectiveness of a release of claims in favor of the Company. Mr. Ansari’s employment with the Company terminated effective March 20, 2024.
●	Mr. Bramble: We entered into an offer letter with Mr. Bramble, effective March 12, 2019, to serve as our Chief Counsel. In October 2019, Mr. Bramble assumed the additional role of Corporate Secretary. Mr. Bramble’s current annual base salary is $406,000. Subject to Mr. Bramble’s contribution to Company growth, Mr. Bramble is eligible to receive certain annual cash bonus compensation (see “Compensation Discussion and Analysis – Quarterly and Other Cash Bonuses – Annual Cash Bonus” for additional details) and has also received long-term incentive awards (see “Compensation Discussion and Analysis – Long-Term Incentive Compensation (Equity Awards) – 2023 NEO Award Compensation” for additional details). Pursuant to the terms of his offer letter, Mr. Bramble is eligible to receive a payment equal to four months’ of base salary in the event Mr. Bramble is terminated by the Company without cause which would be paid lump-sum, contingent on the effectiveness of a release of claims in favor of the Company.
●	Mr. Pareja: We entered into an offer letter with Mr. Pareja, effective May 21, 2022, to serve as our President of eXp Realty Affiliated Services. In November 2022, Mr. Pareja was promoted to Chief Strategy Officer, eXp Realty. Mr. Pareja’s current annual base salary is $500,000. Subject to Mr. Pareja’s contribution to Company growth, Mr. Pareja is eligible to receive certain annual cash bonus compensation (see

“Compensation Discussion and Analysis – Quarterly and Other Cash Bonuses – Annual Cash Bonus” for additional details) and has also received long-term incentive awards (see “Compensation Discussion and Analysis – Long-Term Incentive Compensation (Equity Awards) – 2023 NEO Award Compensation” for additional details).

Resignation, Retirement, Other Termination, or Change in Control Arrangements

Certain NEOs have been granted post-employment compensation benefits, including severance and change of control arrangements. In the event of employment termination:

●	Mr. Sanford’s revenue share would continue even after ceasing to be an employee of the Company;
●	Per his offer letter, Mr. Bramble is eligible to receive a severance payment of up to four months’ of base salary in the event Mr. Bramble’s employment is terminated by the Company without cause; and
●	Per his offer letter, Mr. Ansari was eligible to receive a severance payment of up to four months’ of base salary in the event Mr. Ansari’s employment was terminated by the Company without cause (12 months if such termination was in connection with a sale of the Company resulting in the Company no longer being publicly listed).

Additionally, any option awards granted to employees, including NEOs, may be exercised: (i) for 90 days after his or her termination of employment, (ii) for 12 months after his or her death (if such death occurred during such person’s employment or if such death occurred during the 90 days after termination), and (iii) for 6 months after certain events of disability (if such death occurred during such person’s employment), but in each case only to the extent such option(s) would have been exercisable by such person on the date of termination, death or disability. Pursuant to the terms of the Company’s 2015 Equity Incentive Plan, the Board may, but is not obligated to, accelerate, vest, cancel for fair value, or issue substitute awards for any option awards upon a change of control.

There are no other arrangements for resignation, retirement, termination, or change in control arrangements (including, without limitation, severance, non-401(k)-retirement or pension benefits) with any NEOs in their capacity as such.

Clawback Policy

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act), we maintain a claw back policy, which requires that certain incentive compensation paid to any current or former executive officer, including our NEOs, will be subject to recoupment if (x) the incentive compensation was calculated based on financial statements that were required to be restated due to material noncompliance with financial reporting requirements, without regard to any fault or misconduct, and (y) that noncompliance resulted in overpayment of the incentive compensation within the three fiscal years preceding the fiscal year in which the restatement was required. Incentive compensation subject to the claw back policy consists of compensation that is granted, earned or vested based wholly or in part upon the attainment of a financial reporting measure (as defined in the rules implementing such requirement), including stock price and total shareholder return, on and after October 2, 2023.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code (the “Code”) generally places a $1 million annual deduction limit on compensation paid to “covered employees,” which includes certain current and former named executive officers. Our Board and Compensation Committee may, in their discretion, recommend and authorize, as applicable, compensation payments that may or may not be deductible by the Company when we believe such payments are appropriate to attract, retain or motivate executive officers. We expect that a portion of the compensation paid to our named executive officers during 2023 will not be deductible under Section 162(m) of the Code.

Accounting for Stock-Based Compensation

We follow FASB ASC Topic 718 for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and non-employee members of our Board, including options to purchase shares of our common stock and other stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient may never realize any value from such awards.

Taxation of “Parachute” Payments and Deferred Compensation

We do not provide our NEOs with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999, or 409A of the Code. Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests in our Company, and certain other service providers, may be subject to an excise tax if they receive payments or benefits in connection with a change in control of our Company that exceeds certain prescribed limits, and that the Company, or a successor, may forfeit a deduction on the amounts subject to this additional tax. Section 409A of the Code also imposes additional significant taxes on an executive officer, director or other service provider to the Company in the event that he or she receives “deferred compensation” that does not meet certain requirements of Section 409A of the Code.

Anti-Hedging and Anti-Pledging Policies

Certain transactions in our securities (such as short sales, hedging, and transactions in derivatives) create a heightened compliance risk or could create the appearance of misalignment between executive officers and stockholders. In addition, securities that are pledged as collateral or held in a margin account create a risk of being sold without consent if the owner fails to meet a margin call or defaults on the secured obligation, thus creating the risk that a sale may occur at a time when a person is aware of material, non-public information or otherwise is not permitted to trade in Company securities. Our insider trading policy prohibits all Company insiders, including our named executive officers, from engaging in short sales, derivative securities transactions, including hedging, with respect to Company securities, and from pledging Company securities as collateral.

Risks Relating to our Compensation Policies and Practices

Our Board and Compensation Committee considers various factors in developing our compensation program, including any negative impacts on the Company resulting therefrom. In establishing and reviewing the Company’s compensation programs for risk, the  Board and Compensation Committee consider features that mitigate against potential risks, such as fixed base salaries; clawbacks for our cash and equity incentives contingent on financial performance; and the quantity and mix of long-term performance-based and time-based equity incentives. In its annual review, the Board and Compensation Committee concluded that the Company’s compensation programs and policies continue to provide an effective and appropriate mix of incentives to help ensure performance is focused on long-term stockholder value creation, and do not encourage short-term risk taking at the expense of long-term results or create risks that are reasonably likely to have a material adverse effect on the Company.

Report of the Compensation Committee of the Board

The Compensation Committee of the Company has reviewed and discussed with management the “Compensation Discussion and Analysis” section included in this Proxy Statement, and based on such review and discussion, the Compensation Committee recommended to our board of directors that this “Compensation Discussion and Analysis” section be included in this Proxy Statement.

Respectfully submitted,

Glenn Sanford, Chair

Randall Miles

Dan Cahir

The information contained in this Report of the Compensation Committee shall not be deemed to be “soliciting material,” “filed” with the SEC, subject to Regulations 14A or 14C of the Exchange Act, or subject to the liabilities of Section 18 of the Exchange Act. No portion of this Report of the Compensation Committee shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that we specifically incorporate this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

Compensation Tables

The following table sets forth information regarding the compensation awarded to, earned by, or paid to each of the named executive officers in accordance with SEC rules.

Summary Compensation Table

							Stock	Option	All Other
Name and Principal			Salary		Bonus		Awards(1)	Awards(2)	Compensation		Total
Position	Year		($)		($)		($)	($)	($)		($)
Glenn Sanford	2023		1,506,251		81,040		2,779,500	3,424,288	137	(3)	7,791,216
Chief Executive Officer (EXPI and eXp	2022	(4)	1,505,769		205,248		-	-	502		1,711,519
Realty) and Chairman of the Board	2021	(4)	1,528,365		398,644		-	-	189		1,927,198
Jeff Whiteside	2023	(5)	576,923	(6)	468,750		-	2,221,094	2,854	(7)	3,269,621
Chief Financial Officer and	2022	(4)	566,731		575,000		-	-	3,435		1,145,166
Chief Collaboration Officer	2021	(4)	501,923		500,000		-	1,621,749	8,343		2,632,015
Kent Cheng	2023	(8)	386,851		193,424		-	888,437	10,403	(9)	1,479,115
Chief Accounting Officer and
Principal Financial Officer
Shoeb Ansari	2023	(10)	500,000		250,000		-	1,776,875	10,213	(11)	2,537,088
Chief Information Officer	2022	(12)	384,615		193,750	(13)	-	4,600,196	14,189		5,192,750

James Bramble	2023		406,000		203,000		-	1,332,656	11,973	(14)	1,953,629
Chief Legal Counsel, General Counsel
and Corporate Secretary
Leo Pareja	2023		451,923	(15)	225,000		-	888,437	10,184	(16)	1,575,544
Chief Strategy Officer, eXp Realty

(1)	In accordance with SEC rules, the amounts shown reflect the aggregate grant date fair value of stock awards granted to NEOs during 2023, computed in accordance with FASB ASC 718, excluding the impact of forfeitures. The grant date fair value for RSUs is measured based on the closing price of the Company’s common stock on the date of grant. The assumptions used in the valuation of the stock awards are consistent with the valuation methodologies specified in Note 9 - Stockholders’ Equity to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. Stock award vesting for the person listed is contingent on continued service.
(2)	In accordance with SEC rules, the amounts shown reflect the aggregate grant date fair value of stock option awards granted to NEOs during the covered year, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, excluding the impact of forfeitures. The grant date fair value for stock option awards is measured based on the closing price of the Company’s common stock on the date of grant. The assumptions used in the valuation of the stock options granted in 2023 are consistent with the valuation methodologies specified in Note 9 - Stockholders’ Equity to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. Option award vesting is contingent on continued service and achievement of certain performance measures described herein, as applicable (see “Compensation Discussion and Analysis – Long-Term Incentive Compensation (Equity Awards)” for additional details).
(3)	Consists of $137 in life insurance premiums paid by the Company on behalf of Mr. Sanford.
(4)	Due to an administrative error, the “Salary” presented for Mr. Sanford and Mr. Whiteside was overstated in 2022, by approximately $62,981 and $9,615, respectively, and in 2021 understated by approximately $28,365 and $1,923, respectively. The adjusted values are reflected in this Summary Compensation Table. In 2023, as described in the “Compensation Discussion and Analysis”, Mr. Sanford voluntarily elected to reduce his base salary by 50% for January and February 2023.
(5)	Mr. Whiteside’s employment ceased on December 1, 2023.
(6)	Reflects Mr. Whiteside’s mid-year salary increase in May 2023.
(7)	Consists of $137 in life insurance premiums paid by the Company and $2,717 in Company 401(k) contributions on behalf of Mr. Whiteside.
(8)	Mr. Cheng assumed the role of Principal Financial Officer on December 1, 2023.
(9)	Consists of $137 in life insurance premiums paid by the Company and $10,266 in Company 401(k) contributions on behalf of Mr. Cheng.
(10)	Mr. Ansari’s employment ceased on March 20, 2024.
(11)	Consists of $137 in life insurance premiums paid by the Company, $760 in employer-paid health savings account contributions, and $9,316 in Company 401(k) contributions on behalf of Mr. Ansari.

(12)	Mr. Ansari’s employment with the Company commenced on March 21, 2022.
(13)	Mr. Ansari received a $6,250 bonus payment during 2023 but not paid due to an inadvertent administrative error. Due to the administrative error, the previously reported amount was $187,500 for Mr. Ansari in 2022.
(14)	Consists of $137 in life insurance premiums paid by the Company, $1,080 in employer-paid health savings account contributions, and $10,756 in Company 401(k) contributions on behalf of Mr. Bramble.
(15)	Reflects Mr. Pareja’s mid-year salary increase in May 2023.
(16)	Consists of $137 in life insurance premiums paid by the Company and $10,047 in Company 401(k) contributions on behalf of Mr. Pareja.

2023 Grants of Plan-Based Awards

The following table provides information with respect to grants of plan-based awards to the named executive officers for the year ended December 31, 2023:

		Estimated future payouts under equity incentive plan awards(1)			All Other	All Other
					Stock	Option	Exercise
					Awards:	Awards:	Price or	Grant Date
					Number of	Number of	Base Price	Fair Value of
					Shares of	Securities	of Option	Stock and
					Stock or	Underlying	Awards	Option
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)	Units(2)	Options (#)(2)	($/Sh) (3)	Awards ($)(3)
Glenn Sanford	September 28, 2023	-	-	-	170,000	149,152	16.35	4,306,171
	September 28, 2023	-	-	167,500	-	-	16.35	1,714,475
	September 28, 2023	-	-	-	-	18,348	17.99	183,143
Jeff Whiteside	May 19, 2023	-	-	-	-	250,000	14.46	2,221,093
Kent Cheng	May 19, 2023	-	-	-	-	100,000	14.46	888,437
Shoeb Ansari	May 19, 2023	-	-	-	-	200,000	14.46	1,776,875
James Bramble	May 19, 2023	-	-	-	-	150,000	14.46	1,332,656
Leo Pareja	May 19, 2023	-	-	-	-	100,000	14.46	888,437

(1)	Amounts in this column reflects the maximum payout opportunity of the performance-based option award granted to Mr. Sanford, 1/3 of which will vest on the first anniversary of the grant date, and the remainder will vest in 12 equal installments on a quarterly basis, subject to continued service, provided, in each case, that certain relative TSR goals are achieved. See “Compensation Discussion and Analysis” above for additional information.
(2)	See “Compensation Discussion and Analysis” for a discussion of 2023 equity awards. All equity awards were made under the 2015 Equity Incentive Plan.
(3)	In accordance with SEC rules, the amounts shown for option awards reflect the aggregate grant date fair value of stock option awards granted to NEOs during 2023, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, excluding the impact of estimated forfeitures. The grant date fair value for stock option awards is measured based on the closing price of the Company’s common stock on the date of grant. The amounts shown for restricted stock awards reflect the aggregate grant date fair value of restricted stock awards granted to our NEOs in fiscal 2023, as computed in accordance with FASB 718, excluding the impact of estimated forfeitures. The assumptions used in the valuation of the restricted stock and stock options are consistent with the valuation methodologies specified in Note 9 – Stockholders’ Equity to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Outstanding Equity Awards as of December 31, 2023

The following table provides information regarding the equity awards outstanding as of December 31, 2023 held by each of our named executive officers:

	Option Awards								Stock Awards

					Equity Incentive
					Plan Awards:						Market
	Number of		Number of		Number of				Number of		Value of
	Securities		Securities		Securities				Shares or		Shares or
	Underlying		Underlying		Underlying				Units of		Units of
	Unexercised		Unexercised		Unexercised		Option	Option	Stock that		Stock that
	Options (#)		Options (#)		Unearned		Exercise	Expiration	have not		have not
Name	Exercisable		Unexercisable		Options (#)		Price ($)	Date	Vested (#)		Vested ($)
Glenn Sanford	-		-		-		-	-	127,500	(1)	1,978,800
	40,256	(2)	-		-		10.93	7/31/2025	-		-
	959,744	(2)	-		-		9.94	7/31/2030	-		-
	750,000	(3)	-				9.94	7/31/2030	-		-
	13,958	(4)	135,194	(4)			16.35	9/28/2033	-		-
	-		18,348	(4)			17.99	9/28/2028	-		-
	-		-		167,500	(5)	16.35	9/28/2033	-		-
Jeff Whiteside	200,000	(6)(7)	-		-		20.77	3/1/2024	-		-
	31,250	(7)(8)	-		-		14.46	3/1/2024	-		-
Kent Cheng	12,500	(9)	6,250	(9)	-		4.13	3/29/2030	-		-
	12,500	(8)	87,500	(8)	-		14.46	5/19/2033	-		-
Shoeb Ansari	131,250	(10)(11)	168,750	(10)	-		24.56	3/21/2032	-		-
	25,000	(8)(11)	175,000	(8)	-		14.46	5/19/2033	-		-
James Bramble	63,000	(12)	-		-		5.32	3/17/2029	-		-
	15,000	(13)	5,000	(13)	-		29.50	10/9/2030	-		-
	18,750	(8)	131,250	(8)	-		14.46	5/19/2033	-		-
Leo Pareja	37,500	(14)	62,500	(14)	-		13.85	5/23/2032	-		-
	12,500	(8)	87,500	(8)	-		14.46	5/19/2033	-		-

*Market value is calculated based on the closing price of our common stock on The Nasdaq Global Select Market on December 29, 2023 (the last trading day of our fiscal year), which was $15.52.

(1)	Stock award was granted on September 28, 2023 and vests in equal quarterly installments over one year following the grant date.
(2)	Option award was granted July 31, 2020 and is fully vested.
(3)	Option award was granted on July 31, 2020 and partially vested based on continued service and based on revenues – see “Compensation Discussion and Analysis – Long-Term Incentive Compensation (Equity Awards) – Glenn Sanford Award Compensation” for additional details.
(4)	Option award was granted on September 28, 2023 and vests in equal quarterly installments over three years following the grant date.
(5)	Option award was granted September 28, 2023. 55,833 options vest on the one-year anniversary of the grant date and 111,667 vest in equal quarterly installments over a two year period beginning on the one-year anniversary of the grant date, based on continued service and Company stock performance rules. See “Compensation Discussion and Analysis – Long-Term Incentive Compensation (Equity Awards) – Glenn Sanford Award Compensation” for additional details.
(6)	Option award was granted November 1, 2020 and is fully vested.
(7)	Mr. Whiteside’s employment ceased on December 1, 2023 and the option award terminated on February 29, 2024, unless earlier exercised.
(8)	Option award was granted May 19, 2023 and vests in equal quarterly installments over four years following the grant date.
(9)	Option award was granted March 29, 2020 and vests in equal quarterly installments over four years following the grant date.
(10)	Option award was granted March 21, 2022 and vests in equal quarterly installments over four years following the grant date.
(11)	Mr. Ansari’s employment ceased on March 20, 2024 and the option award will terminate on June 20, 2024, unless earlier exercised.
(12)	Option award was granted March 18, 2019 and vests in equal quarterly installments over four years following the grant date.

(13)	Option award was granted October 9, 2020 and vests in equal quarterly installments over four years following the grant date.
(14)	Option award was granted May 23, 2022 and vests in equal quarterly installments over four years following the grant date.

2023 Option Exercises and Stock Vested

The following table provides information with respect to the Company stock options exercised by and Company RSU awards vested to the named executive officers for the year ended December 31, 2023:

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized
	Acquired on Exercise	Exercise(1)	Acquired on Vesting	on Vesting(2)
Name	(#)	($)	(#)	($)
Glenn Sanford	-	-	42,500	670,225
Jeff Whiteside	340,000	6,142,449	-	-
Kent Cheng	32,008	625,937	-	-
Shoeb Ansari	-	-	-	-
James Bramble	68,000	921,526	-	-
Leo Pareja	-	-	-	-

(1)	The value realized on exercise is pre-tax and represents the difference between the market price of the shares of the Company’s common stock underlying the options when exercised and the applicable exercise price.
(2)	The value realized on vesting is pre-tax and represents the market price of the shares of the Company’s common stock underlying the vested stock awards.

Potential Payments upon Termination or Change in Control

Pursuant to the terms of his offer letter with the Company, Mr. Bramble is eligible to receive a payment of up to four months of base salary, less applicable withholding, in the event Mr. Bramble is terminated by the Company without cause, which term is undefined. Mr. Bramble’s receipt of severance is subject to his execution of a general release in the form prescribed by the Company. Such severance payment would be equal to $135,333, less applicable withholding (as of December 31, 2023). Consistent with past practice, such severance would be paid lump-sum, contingent on the effectiveness of a release of claims in favor of the Company.

Pursuant to the terms of his offer letter with the Company, Mr. Ansari was eligible to receive a payment (i) equal to four months’ of base pay in the event Mr. Ansari’s employment was terminated by the Company without cause, or (i) equal to one year of base pay in the event Mr. Ansari’s employment was terminated by the Company without cause in connection with a sale of the Company resulting in the Company no longer being publicly listed. Such severance payment would be equal to $166,666.67 or $500,000, less applicable withholding (as of December 31, 2023), for each such termination event, respectively. Consistent with past practice, such severance would have been paid lump-sum, contingent on the effectiveness of a release of claims in favor of the Company.

Pursuant to the terms of his offer letter with the Company, Mr. Whiteside was not eligible to receive a payment connection with his termination of employment.

Under our 2015 Equity Incentive Plan, as amended, if we experience a change in control transaction, the Board may, but is not obligated to: accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an award; cancel awards for fair value (as determined by the Board); provide for the assumption of awards or the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected award previously granted hereunder as determined by the Board; or provide advance notice of such change in control transaction to holders of options, after which any options not exercised prior to such change in control may be cancelled. Our 2015 Equity Incentive Plan defines a “change in control” as “(i) the dissolution or liquidation of the Company, (ii) a reorganization, merger or consolidation as a result of which the Company is not the surviving entity or as a result of which the outstanding shares of Stock are changed into or exchanged for cash, property or securities not of the Company’s issue, except for a merger or consolidation with a wholly-owned subsidiary of the Company or a transaction effected primarily to change the state of the Company’s incorporation, or (iii) a sale or other transfer in one or a series of transactions of all or substantially all of the assets of the Company, or of more than eighty percent

(80%) of the voting stock of the Company then outstanding, to any person or entity or to persons or entities which are affiliated or acting in concert with respect to such sale or transfer.”

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, the Company is providing the following reasonable estimate of the ratio of the median of the annual total compensation of all of our employees except Mr. Sanford, our CEO, to the annual total compensation of Mr. Sanford, calculated in a manner consistent with Item 402(u). For the year ended December 31, 2023:

●	The median of the annual total compensation of all of our employees, including our consolidated subsidiaries, but excluding our CEO, was $61,152.
●	The annual total compensation of our CEO was $7,791,216.
●	For fiscal year 2023, the ratio of the annual total compensation of our CEO to the annual total compensation of the median employee was 127 to 1.

The following is our methodology used to identify our median employee for fiscal year 2023:

●	December 31, 2023 was the date used to determine our employee population which includes full-time, part-time and temporary employees. As of that date, our employee population was 1,932 and consisted of individuals working at our parent company and our subsidiaries in the United States, including Puerto Rico, and Canada (308 employees), but excluding the Company’s employee population located in France (6 employees), Germany (2 employees), India (71 employees), Portugal (9 employees), the United Kingdom (17 employees), and Mexico (15 employees). SEC rules allow foreign employees to be excluded in a country if those employees account for 5% or less of the total employees (“de-minimis exclusion”). We did not include independent contractors or persons providing services to the Company in foreign jurisdictions through non-employment structures (such as, for example, professional employer organizations), as permitted by SEC rules.
●	To determine the median employee of our employee population (other than Mr. Sanford), we used a consistently applied compensation measure comparing the cash compensation (total annual compensation and bonuses) paid in 2023 as reflected in our payroll records as of December 31, 2023, plus all stock compensation vested in 2023. To determine the median employee of our employee population, we do not realize the stock compensation value as a portion of employee compensation until it has vested. Additionally, we have annualized the total compensation for all permanent employees (full-time and part-time) that were employed by the Company (or one of its subsidiaries) for less than the full fiscal year.
●	Using the employee (other than Mr. Sanford) compensation paid in 2023, we identified a median employee. The median employee identified is a full-time employee, paid hourly. The median employee identified accurately represents a median employee as the Company employs many hourly full-time employees, the median employee’s position is a common employee position, and the median employee earns compensation representative of our median employee compensation.
●	Compensation paid to CAD employees was converted to USD based on the conversion rate in effect at the close of business on December 31, 2023.

Once we determined our median compensated employee using these measures, we calculated the employee’s 2023 annual total compensation using the same methodology that is used to calculate our CEO’s annual total compensation in the table entitled “Summary Compensation Table.”

The pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u), and based upon our reasonable judgment and assumptions. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the pay ratio, and other companies may use assumptions and methodologies that are different from those used by us in calculating their pay ratio. Accordingly, the pay ratio disclosed by other companies may not be comparable to our pay ratio as disclosed above.

v

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing certain information, including information about the relationship between executive compensation actually paid to certain individuals by the Company and certain financial performance of the Company. For further information concerning the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the Compensation Discussion and Analysis section of this Proxy Statement. Any differences in total values are due to rounding.

						Value of Initial Fixed $100
						Investment Based On:
				Average
				Summary	Average
		Summary		Compensation	Compensation		Peer Group
		Compensation	Compensation	Table Total for	Actually Paid	Total	Total		Annual Total
		Table Total for	Actually Paid	Non-PEO	to Non-PEO	Stockholder	Stockholder	Net Income	Stockholder
Fiscal Year		PEO(1)	to PEO(2)	NEOs(3)	NEOs(4)	Return(5)	Return(6)	(millions)(7)	Return (8)
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023		$7,791,216	$15,260,065	$2,162,999	$1,986,753	$280	$220	$(9.0)	46%
2022	(9)	$1,711,519	$(11,472,649)	$2,056,390	$(913,162)	$198	$136	$15.4	(72)%
2021	(9)	$1,927,198	$13,835,135	$1,249,992	$2,443,631	$596	$192	$81.2	97%
2020		$15,959,261	$53,556,375	$1,701,933	$7,078,010	$557	$128	$31.0	381%
(1)

This column represents the amount of total compensation reported for Mr. Sanford (our Chairman and Chief Executive Officer of the Company and eXp Realty) for each corresponding fiscal year in the “Total” column of the Summary Compensation Table (“total compensation”). Please refer to the Summary Compensation Table in the Company’s Proxy Statement for the applicable year.

(2)

This column represents the amount of “compensation actually paid” to Mr. Sanford, as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual amount of compensation earned by or paid to Mr. Sanford during the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Sanford’s total compensation for fiscal year 2023, 2022, and 2021 to determine the “compensation actually paid” in each applicable year:

Reported Summary
	Reported Summary	Compensation Table
	Compensation Table	Value of PEO Equity	Adjusted Value of	Compensation
Fiscal Year	Total for PEO(a)	Awards(b)	Equity Awards(c)	Actually Paid to PEO
2023	$7,791,216	$6,203,788	$13,672,637	$15,260,065
(a)	This column represents the amount of total compensation reported for Mr. Sanford for each corresponding fiscal year in the “Total” column of the Summary Compensation Table. Please refer to the Summary Compensation Table in this Proxy Statement.

(b)	This column represents the aggregate grant date fair value of equity awards reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the corresponding fiscal year. Please refer to the Summary Compensation Table in this Proxy Statement. The amount in this column is replaced with the corresponding amount reported under the Adjusted Value of Equity Awards column in order to arrive at compensation actually paid for the applicable fiscal year.

(c)	This column represents an adjustment to the amounts in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable fiscal year (a “Subject Year”). For a Subject Year, the adjusted amount replaces the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for Mr. Sanford to arrive at “compensation actually paid” to Mr. Sanford for that Subject Year. The adjusted amount is determined by adding (or subtracting, as applicable) the following for that Subject Year: (i) the fiscal year-end fair value of any equity awards granted in the Subject Year that are outstanding and unvested as of the end of the Subject Year; (ii) the amount of change as of the end of the Subject Year (from the end of the prior fiscal year) in the fair value of any awards granted in prior fiscal years that are outstanding and unvested as of the end of the Subject Year; (iii) for awards that are granted and vest in the Subject Year, the fair value as of the vesting date; (iv) for awards granted in prior fiscal years that vest in the Subject Year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in the fair value; (v) for awards granted in prior fiscal years that are determined to fail to meet the applicable vesting conditions during the Subject Year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the Subject Year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the Subject Year. The amounts added or subtracted to determine the adjusted amount are as follows:

Value of
Dividends or
					Fair Value	other
					at the End	Earnings Paid
		Fiscal Year			of the	on Stock or
		over Fiscal			Prior	Option
	Fiscal Year	Year Change			Fiscal	Awards not
	End Fair	in Fair Value			Year of	Otherwise
	Value of	of		Change in	Equity	Reflected in
	Outstanding	Outstanding		Fair Value of	Awards	Fair Value or
	and	and	Fair Value as	Equity	that Failed	Total
	Unvested	Unvested	of Vesting	Awards	to Meet	Compensation
	Equity	Equity	Date of Equity	Granted in	Vesting	in the
	Awards	Awards at	Awards	Prior Fiscal	Conditions	Summary	Adjusted
	Granted in	FYE Granted	Granted and	Years that	in the	Compensation	Value of
	the Fiscal	in Prior	Vested in the	Vested in the	Fiscal	Table for the	Equity
Fiscal Year	Year	Fiscal Years	Fiscal Year	Fiscal Year	Year	Fiscal Year	Awards
2023	$5,248,999	$-	$801,786	$915,323	$(1,229,995)	$7,936,524	$13,672,637

The fair value or change in fair value, as applicable, of stock awards and option awards was determined by reference to, for RSU awards, the closing price of our common stock on the applicable measurement date. For stock options, the fair value or change in fair value, as applicable, was determined using a Black-Scholes valuation model. The model references the closing stock price, in addition to the stock option’s strike price, expected life, volatility, expected dividend yield, and risk-free rate as of the measurement date.

(3)

This column represents the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding Mr. Sanford) in the “Total” column of the Summary Compensation Table in each applicable fiscal year. Please refer to the Summary Compensation Table in the Company’s Proxy Statement for the applicable year. The names of each of the NEOs (excluding Mr. Sanford) included for purposes of calculating the average amounts in each applicable fiscal year are as follows: (i) for 2023, Jeff Whiteside, Kent Cheng, Shoeb Ansari, James Bramble, and Leo Pareja; (ii) for 2022, Jeff Whiteside, Shoeb Ansari, Jason Gesing, and Michael Valdes; (iii) for 2021, Jeff Whiteside, Jason Gesing, Courtney Keating (Chakarun), and Michael Valdes; and (iv) for 2020, Jeff Whiteside, Stacey Onnen, Michael Valdes, and Courtney Keating (Chakarun).

(4) This column represents the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Sanford), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Sanford) during the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Sanford) for fiscal year 2023, 2022 and 2021 to determine the compensation actually paid in each applicable fiscal year, using the same adjustment methodology described above in Note 2(c):

Average
	Average	Reported
	Reported Summary	Summary	Average Non-PEO	Average
	Compensation Table	Compensation Table	NEO Adjusted Value	Compensation
	Total for Non-PEO	Value of Non-PEO	of Equity	Actually Paid to Non-
Fiscal Year	NEOs(a)	NEO Equity Awards(b)	Awards(c)	PEO NEOs
2023	$2,162,999	$1,421,500	$1,245,253	$1,986,753
(a)	This column represents the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding Mr. Sanford) in the “Total” column of the Summary Compensation Table in each applicable fiscal year. Please refer to the Summary Compensation Table in the Company’s Proxy Statement for the applicable year.
(b)	This column represents the average of the total amounts reported for the NEOs as a group (excluding Mr. Sanford) in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table in each applicable year. Please refer to the Compensation Tables section of the Company’s Proxy Statement for the applicable year. The amount in this column is replaced with the corresponding amount reported under the Average Non-PEO NEO Adjusted Value of Equity Awards column in order to arrive at compensation actually paid for the applicable fiscal year.
(c)	This column represents an adjustment to the average of the amounts reported for the NEOs as a group (excluding Mr. Sanford) in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table in each applicable year determined using the same methodology described above in Note 2(c). For each year, the adjusted amount replaces the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for each NEO (excluding Mr. Sanford) to arrive at “compensation actually paid” to each NEO (excluding Mr. Sanford) for that year, which is then averaged to determine the average “compensation actually paid” to the NEOs (excluding Mr. Sanford) for that year. The amounts added or subtracted to determine the adjusted average amount are as follows:

Average Value
					Average	of Dividends
					Fair Value	or other
		Average			at the End	Earnings Paid
		Fiscal Year			of the	on Stock or
		over Fiscal			Prior	Option
		Year Change			Fiscal	Awards not
		in Fair Value	Average Fair	Average	Year of	Otherwise
		of	Value as of	Change in	Equity	Reflected in
	Average	Outstanding	Vesting Date	Fair Value of	Awards	Fair Value or
	Fiscal Year	and	of Equity	Equity	that Failed	Total
	End Fair	Unvested	Awards	Awards	to Meet	Compensation
	Value of	Equity	Granted in the	Granted in	Vesting	in the	Adjusted
	Equity	Awards at	Fiscal Year	Prior Fiscal	Conditions	Summary	Average
	Awards Granted in	FYE Granted	and Vested in	Years that	in the	Compensation	Value of
	the Fiscal	in Prior	the Fiscal	Vested in the	Fiscal	Table for the	Equity
Fiscal Year	Year	Fiscal Years	Year	Fiscal Year	Year	Fiscal Year	Awards
2023	$900,730	$31,107	$207,710	$105,489	$-	$217	$1,245,253

(5)

Company total stockholder return (TSR) is calculated by dividing the sum of the cumulative amount of dividends for each measurement period (2020, 2020-2021, 2020-2022, and 2020-2023), assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(6)

This column represents cumulative peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated, and otherwise computed in accordance with Note 5. The peer group used for this purpose is the following published industry index: S&P Homebuilders Select Industry Index.

(7)	This column represents the amount of net income reflected in the Company’s audited financial statements for the applicable fiscal year.

(8) Annual TSR is Company TSR calculated by dividing the sum of the cumulative amount of dividends for each measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period divided by the Company’s share price at the beginning of the measurement period. For this purpose, the measurement periods are as follows: for 2023, September 28, 2022 through September 28, 2023; for 2022, September 28, 2021 through September 28, 2022; for 2021, September 28, 2020 through September 28, 2021; and for 2020, September 28, 2019 through September 28, 2020.

(9) As noted in the footnotes to the Summary Compensation Table, due to an administrative error, the “Salary” presented for Mr. Sanford and Mr. Whiteside was overstated in 2022 by approximately $62,981 and $9,615, respectively, and in 2021 by approximately $28,365 and $1,923, respectively. The corrected values are reflected in the Summary Compensation Table in this proxy statement. Also, as noted in the footnotes to the Summary Compensation Table, Mr. Ansari received a $6,250 bonus payment during 2023 that was earned during 2022, but not paid due to an inadvertent administrative error. In addition, due to an administrative error, the “Compensation Actually Paid to PEO” previously presented for Mr. Sanford in 2021 was overstated by $41,500,556, and the  Average Compensation Actually Paid to Non-PEO Neos  for 2022 was overstated by $5,654,462. The amounts disclosed in this Pay Versus Performance disclosure reflect the correct amounts.

Financial Performance Measures

As described in greater detail in the Compensation Discussion and Analysis section of this Proxy Statement, the Company’s executive compensation program reflects a pay-for-performance philosophy. The Company believes that reliance on formulaic financial performance measures can result in compensation that is unrelated to the value delivered by our named executive officers because formulaic financial measures do not consider the specific performance of the executive officers or any unique circumstances or strategic considerations related to a named executive officer or the Company for the relevant fiscal year. Rather than rely on a specific formula-based model, we believe that retaining discretion to assess the overall performance of NEOs gives the Company the ability to more accurately reflect individual contributions that cannot be absolutely quantified. Consequently, in fiscal 2023 we employed one financial measure to determine executive compensation actually paid to the Company’s NEOs, as follows:

•Annual TSR.

Description of the Information Presented in the Pay versus Performance Table

As described in greater detail in the Compensation Discussion and Analysis section of this Proxy Statement, the Company’s executive compensation program reflects a pay-for-performance philosophy. The Company does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular fiscal year. Compensation actually paid is influenced by numerous factors, including but not limited to the timing of new grant issuances and outstanding grant vesting, share price volatility during the fiscal year, our mix of short-term and long-term metrics, and many other factors. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

Compensation Actually Paid and Company TSR

Compensation Actually Paid and Net Income

Compensation Actually Paid and Annual TSR

Cumulative TSR of the Company and Cumulative TSR of the Peer Group

4

PROPOSAL

APPROVAL OF EXP WORLD HOLDINGS, INC.

2024 EQUITY INCENTIVE PLAN

The Board recommends a vote “FOR” the approval of our 2024 Equity Incentive Plan

eXp World Holdings, Inc. 2024 Equity Incentive Plan

We are asking our stockholders to approve a new equity incentive plan, the eXp World Holdings, Inc. 2024 Equity Incentive Plan (the “2024 Plan”). Our Board adopted the 2024 Plan on March 20, 2024, subject to approval from our stockholders at our Annual Meeting. The 2024 Plan is intended to replace our 2015 Equity Incentive Plan, as amended (the “2015 Plan”), which expires by its terms in March 2025, ten years after it was adopted by our Board in 2015.

Why Should Stockholders Vote to Approve the 2024 Plan?

The 2024 Plan is Critical to our Growth and Will Allow Us to Recruit, Incentivize and Retain the Best Agents and Talent

In our highly competitive industry, attracting and retaining successful real estate professionals and talent is critical to our success. In fiscal 2023, there has been significant real estate market contraction and an increase in copycat business models that offer equity incentives, contributing to the competitive market to attract and retain real estate professional talent. Our Board believes that our ability to grant equity awards is critical to successfully compete and grow our business in this environment, because our agent equity programs are differentiators that allow us to recruit, incentivize and retain the best real estate professionals. Additionally, we compete for top employee, director, and other service provider talent and our Board believes that our equity awards are necessary to retain and attract valuable talent.

In addition, our Board believes that equity awards align the interests of our real estate professionals, employees, directors and service providers with those of our stockholders. Equity awards provide recipients an ownership stake in the Company, motivating them to achieve outstanding business performance, and provide an effective means of rewarding them for their contributions to our success.

If stockholders do not approve the 2024 Plan at our Annual Meeting, our ability to recruit, retain and incentivize the highly skilled talent (including continuing real estate professionals) critical to successfully compete and grow our business could be seriously and negatively impacted. In addition, we would have to consider other compensation alternatives, which may not as effectively align the interests of our real estate professional, employees, directors and service providers with those of our stockholders, and would be a distraction from our management team’s focus on execution of our business strategy. For example, we would have to consider increasing cash compensation, which could adversely affect our business, results of operations, financial condition and cash flows.

We Have Taken Measures and are Committed to Manage Dilution

We recognize the dilutive impact of our equity compensation programs on our stockholders and continuously strive to balance this concern with the competition for talent in the extremely competitive business environment and talent market in which we operate. Our Compensation Committee and Board thoughtfully manage long-term stockholder dilution, stock-based compensation expense and stock-based compensation while maintaining our ability to attract, reward and retain key talent in a hypercompetitive market.

In December 2018, the Company’s Board approved a stock repurchase program authorizing the Company to purchase its common stock. In June 2023, the Board approved an increase to the total amount of its buyback program from $500 million to $1 billion. The Company maintains an internal stock repurchase program with program changes subject to Board consent. From time to time, the Company adopts written trading plans pursuant to Rule 10b5-1 of the Exchange Act to conduct repurchases on the open market.

The 2024 Plan Includes Compensation and Governance Best Practices

The 2024 Plan includes provisions considered best practice for compensation and corporate governance purposes. These provisions protect our stockholders’ interests:

●	Repricing is Not Allowed without Stockholder Approval. Like the 2015 Plan, the 2024 Plan does not permit 2024 Plan awards to be repriced or exchanged for other awards unless our stockholders approve the repricing or exchange.
●	No Dividends on Unvested Awards. No dividends or other distributions may be paid with respect to any shares underlying the unvested portion of an award, and no dividends or other distributions may be paid with respect to stock options or stock appreciation rights.
●	No Single-Trigger Vesting Acceleration upon a Change in Control. In a change of control (as defined in the 2024 Plan), awards are not automatically accelerated.
●	No Tax Gross-Ups. The 2024 Plan does not provide for any tax gross-ups.
●	Clawback of Incentive Equity Compensation. Our clawback policy requires that certain incentive compensation, including certain performance-based equity compensation, paid to any current or former executive officer, including our NEOs, will be subject to recoupment upon certain financial restatements.
●	Limited Transferability. Awards under the 2024 Plan may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution, other than as may be approved by the Board.

Our executive officers and directors have an interest in the approval of the 2024 Plan because they are eligible to receive equity awards under the 2024 Plan.

Summary of the 2024 Plan

The following paragraphs summarize the principal features of the 2024 Plan and its operation. However, this summary is not a complete description of the provisions of the 2024 Plan and is qualified in its entirety by the specific language of the 2024 Plan. A copy of the 2024 Plan is provided as Appendix 2 to this proxy statement.

Purpose of the 2024 Plan. The Company has established the 2024 Plan to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any parents and subsidiaries that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of equity based awards.

Number of Shares Available. Subject to the 2024 Plan, the total number of shares reserved and available for grant and issuance pursuant to the 2024 Plan, including shares that may be made subject to incentive stock options, is 150,000,000 shares. As of March 22, 2024, the closing sale price of a share of our common stock reported on The Nasdaq Stock Market was $9.75. The aggregate number of shares reserved for grant and issuance under the 2024 Plan will automatically increase on January 1 of each year, commencing on January 1, 2025, and ending on (and including) January 1, 2034, in an amount equal to the lesser of (x) 3% of the total number of shares outstanding on December 31 of the preceding calendar year, or (y) such number of shares as determined by the Board.

Lapsed and Returned Awards. Shares subject to awards, and shares issued under the 2024 Plan under any award, will again be available for grant and issuance in connection with subsequent awards under the 2024 Plan to the extent such shares (1) are subject to issuance upon exercise of an option granted under the 2024 Plan but which cease to be subject to the option for any reason other than exercise of the option; (2) are subject to awards granted under the 2024 Plan that are forfeited or are repurchased by the Company at (x) the original issue price or (y) the lower of the original issue price or current fair market value, as applicable; or (3) are subject to awards granted under the 2024 Plan that otherwise terminate without such shares being issued.

To the extent an award under the 2024 Plan is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under the 2024 Plan. Shares used or withheld to pay the exercise price of an award or to satisfy the tax withholding obligations related to an award (such as through a “net exercise”) will remain available for future grant or sale under the 2024 Plan. No fractional shares will be issued under the 2024 Plan.

Adjustment of Shares. If the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without the receipt of consideration, or in the event of an extraordinary cash dividend, then (1) the number and kind of shares reserved for issuance and future grant under the 2024 Plan set forth in the 2024 Plan, (2) the exercise prices of outstanding options or purchase prices (if applicable) for other stock-based awards, (3) the number and kind of shares and performance factors subject to outstanding awards and (4) any other terms that the Board or its delegate determines require adjustment, will be appropriately adjusted consistent with such change or event in such manner as the Board may determine.

Eligibility. Incentive stock options may be granted only to employees. All other awards may be granted to employees, consultants and directors of the Company or any parent or subsidiary of the Company whose participation in the 2024 Plan the Board or its delegate determines to be in the company’s best interests. As of December 31, 2023, we had approximately 2,114 full-time equivalent employees (including 1 employee member of our Board), approximately 87,515 agents and 5 non-employee members of our Board that would be eligible to participate in the 2024 Plan.

Administration. The 2024 Plan will be administered by the Board. The Board, in its discretion, may delegate the granting of awards and other administration of the 2024 Plan to a committee of the Board or to officers of the Company or other persons, subject to any applicable legal limitations and, in such event, references to the Board will be references to such delegate(s), subject to the terms and conditions of such delegation. Subject to the general purposes, terms and conditions of the 2024 Plan, the Board will have full power to implement and carry out the 2024 Plan.

Authority. The Board will have the authority, without limitation, to (1) determine eligible employees, service providers and directors to whom awards will be granted from time to time and the number of shares to be covered by each award; (2) determine, from time to time, the fair market value of shares; (3) determine, and to set forth in award agreements, the terms and conditions of all awards, including any applicable exercise or purchase price, the installments and conditions under which an award will become vested (which may be based on performance), terminated, expired, cancelled, or replaced, and the circumstances for vesting acceleration or waiver of forfeiture restrictions, and other restrictions and limitations, which terms and conditions need not be uniform among awards or participants; (4) approve the forms of award agreements and all other documents, notices and certificates in connection therewith which need not be identical either as to type of award or among participants; (5) construe and interpret the terms of the 2024 Plan and any award agreement, to determine the meaning of their terms, and to prescribe, amend, and rescind rules and procedures relating the 2024 Plan and its administration; (6) delegate any of the foregoing to a subcommittee consisting of one or more executive officers pursuant to a specific delegation; and (7) grant awards to eligible employees, consultants and directors residing outside the U.S. or to otherwise adopt or administer such procedures or sub-plans for such awards on such terms and conditions different from those specified in the 2024 Plan.

Board Interpretation and Discretion. Any determination made by the Board with respect to any award will be made in its sole discretion at the time of grant of the award or, unless in contravention of any express term of the 2024 Plan or award, at any later time, and such determination will be final and binding on the Company and all persons having an interest in any award under the 2024 Plan. Any dispute regarding the interpretation of the 2024 Plan or any award agreement will be submitted by the participant or Company to the Board for review. The resolution of such a dispute by the Board will be final and binding on the Company and the participant. The Board may delegate to one or more executive officers the authority to review and resolve disputes with respect to awards held by participants who are not insiders, and such resolution will be final and binding on the Company and the participant.

Options. The Board may grant options to participants and will determine whether such options will be incentive stock options within the meaning of the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the “Code”) or nonqualified stock options, the number of shares subject to the option, the exercise price of the option, the period during which the option may vest and be exercised, and all other terms and conditions of the option.

Each option granted under the 2024 Plan will identify the option as an incentive stock option or a nonqualified stock option. An option may be, but need not be, awarded upon satisfaction of such performance factors during any performance period as are set out in the participant’s individual award agreement. If the option is being earned upon the satisfaction of performance factors, then the Board will (1) determine the nature, length and starting date of any performance period for each option; and (2) select from among the performance factors to be used to measure the performance. Performance periods may overlap and participants may participate simultaneously with respect to options that are subject to different performance goals and other criteria.

No option will be exercisable after the expiration of ten years from the date the option is granted and no incentive stock option granted to a person who, at the time the incentive stock option is granted, directly or by attribution owns more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company (a “ten percent stockholder”) will be exercisable after the expiration of five years from the date the incentive stock option is granted. The Board also may provide for options to become exercisable at one time or from time to time, periodically or otherwise, in such number of shares or percentage of shares as the Board determines.

Exercising Options. The exercise price of an option will be determined by the Board when the option is granted; provided that (1) the exercise price per share of an incentive stock option will not be less than 100% (or, with respect to incentive stock options granted to a ten percent stockholder, 110%) of the fair market value per share of the shares on the date of grant; and (2) options granted in substitution for outstanding options of another company in connection with the merger, consolidation, acquisition of property or stock or other reorganization involving such other company and the Company or any subsidiary may be granted with an exercise price equal to the exercise price for the substituted option of the other company, subject to any adjustment consistent with the terms of the transaction pursuant to which the substitution is to occur.

The Board may issue awards in settlement or assumption of, or in substitution for, outstanding awards in connection with the Company or a subsidiary acquiring another entity, an interest in another entity or an additional interest in a subsidiary whether by merger, stock purchase, asset purchase or other form of transaction. Any shares issuable pursuant to such awards will not be counted against the share limit described above.

Any option granted under the 2024 Plan will be vested and exercisable according to the terms of the 2024 Plan and at such times and under such conditions as determined by the Board and set forth in the award agreement. Until the shares are issued, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the shares, notwithstanding the exercise of the option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares are issued, except as otherwise set forth in the 2024 Plan. Payment for stock purchased upon any exercise of an option will be made in full in cash concurrently with such exercise, except that, if the Board will have authorized it and the Company is not then legally prohibited from receiving such consideration, any other method allowed under the 2024 Plan.

Option Treatment Upon Termination. The exercise of an option will be subject to the following (except as may be otherwise provided in an award agreement or authorized by the Board) (1) if the participant is terminated for any reason except for cause (as defined in the 2024 Plan) or the participant’s death or disability (as defined in the 2024 Plan), then the participant may exercise such participant’s options only to the extent that such options would have been exercisable by the participant on the termination date no later than 90 days after the termination date, but in any event no later than the expiration date of the options; (2) if the participant is terminated because of the participant’s death (or the participant dies within 90 days after a termination other than for cause or because of the participant’s disability), then the participant’s options may be exercised only to the extent that such options would have been exercisable by the participant on the termination date and must be exercised by the participant’s legal representative, or authorized assignee, no later than 12 months after the termination date, but in any event no later than the expiration date of the options; (3) if the participant is terminated because of the participant’s disability, then the participant’s options may be exercised only to the extent that such options would have been exercisable by the participant on the termination date and must be exercised by the participant (or the participant’s legal representative or authorized assignee) no later than 12 months after the termination date, but in any event no later than the expiration date of the options; and (4) if the participant is terminated for cause, then participant’s options will expire on such participant’s termination date.

Modification, Extension or Renewal of Options. The Board may modify, extend or renew outstanding options, subject to applicable law, provided that any such action may not, without the written consent of a participant, materially impair any of such participant’s rights under any option previously granted. Any outstanding incentive stock option that is modified, extended, renewed or otherwise altered will be treated in accordance with applicable law.

Restricted Stock Awards. A restricted stock award is an offer by the Company to sell to, or a grant to, a participant shares that are subject to restrictions. The Board will determine to whom an offer will be made, the number of shares the participant may purchase, the purchase price (if any), the restrictions under which the shares will be subject and all other terms and conditions of the restricted stock award, subject to the 2024 Plan.

The purchase price for a restricted stock award will be determined by the Board and may be less than fair market value on the date the restricted stock award is granted (including zero). Payment of the purchase price (if any) must be made in accordance with the 2024 Plan, the award agreement and any procedures established by the Company.

Restricted stock awards will be subject to such restrictions as the Board may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of performance factors, if any, during any performance period as set out in the participant’s award agreement. Prior to the grant of a restricted stock award, the Board will (1) determine the nature, length and starting date of any performance period for the restricted stock award; (2) select from among the performance factors to be used to measure performance goals, if any; and (3) determine the number of shares that may be awarded to the participant. Performance periods may overlap and a participant may participate simultaneously with respect to restricted stock awards that are subject to different performance periods and having different performance goals and other criteria.

Except as may be set forth in the participant’s award agreement, vesting ceases on such participant’s termination date (unless determined otherwise by the Board).

Restricted Stock Units. A restricted stock unit is an award to a participant covering a number of shares that may be settled in cash, or by issuance of those shares (which may consist of restricted stock). All restricted stock units will be made pursuant to an award agreement.

The Board will determine the terms of a restricted stock unit including, without limitation, (1) the number of shares subject to the restricted stock unit; (2) the time or times at which the restricted stock unit vests; (3) the consideration to be distributed on settlement; and (4) the effect of the participant’s termination on each restricted stock unit. A restricted stock unit may vest upon satisfaction of such performance goals based on performance factors during any performance period as are set out in the participant’s award agreement. If the restricted stock unit vests upon satisfaction of performance factors, then the Board will (x) determine the nature, length and starting date of any performance period for the restricted stock unit; (y) select from among the performance factors to be used to measure the performance, if any; and (z) determine the number of shares deemed subject to the restricted stock unit. Performance periods may overlap and participants may participate simultaneously with respect to restricted stock units that are subject to different performance periods and different performance goals and other criteria.

The Board, in its sole discretion, may settle earned restricted stock units in cash, shares, or a combination of both. The Board may also permit a participant to defer settlement under a restricted stock unit to a date or dates after the restricted stock unit vests, subject to applicable law.

Except as may be set forth in the participant’s award agreement, vesting ceases on such participant’s termination date (unless determined otherwise by the Board).

Other Stock-Based Awards. The Board is authorized to grant to participants other stock-based awards, including shares awarded purely as a bonus and not subject to any restrictions or conditions, shares in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company, stock equivalent units, deferred stock units, and awards valued by reference to the value of shares. The Board may condition the grant or vesting of other stock-based awards upon the attainment of specified performance factors or such other factors as the Board may determine. The Board may also provide for the grant of shares under such awards upon the completion of a specified performance period. Other stock-based awards may be granted either alone or in addition to or in tandem with other awards granted under the 2024 Plan.

The Board will determine, and each award agreement will set forth, the terms of each other stock-based award including, without limitation, (1) any vesting conditions; (2) the number of shares upon which such other stock-based award is based; (3) the performance factors and performance period (if any) that will determine the time and extent to which each performance award will be vested or granted; (4) the consideration to be distributed on settlement; and

(5) the effect of the participant’s termination on each other stock-based award. In establishing performance factors and the performance period (if any) the Board will (x) determine the nature, length and starting date of any performance period; and (y) select from among the performance factors to be used. Prior to settlement the Board will determine the extent to which other stock-based awards have been earned. Performance periods may overlap and participants may participate simultaneously with respect to other stock-based awards that are subject to different performance periods and different performance goals and other criteria.

To the extent permitted by law, the Board may permit participants to defer all or a portion of their compensation in the form of other stock-based awards granted under the 2024 Plan, subject to the terms and conditions of any deferred compensation arrangement established by the Company, which will be in a manner intended to comply with applicable law.

Except as may be set forth in the participant’s award agreement, vesting ceases on such participant’s termination date (unless determined otherwise by the Board).

Payment for Share Repurchase. Payment from a participant for shares purchased pursuant to the 2024 Plan may be made in cash or by check or, where expressly approved for the participant by the Board and where permitted by law (and to the extent not otherwise set forth in the applicable award agreement), (1) by forgiveness of indebtedness owed by the Company to the purchaser; (2) by surrender of shares of the Company held by the participant that have a fair market value on the date of surrender equal to the aggregate exercise price or purchase price of the shares as to which said award will be exercised or settled; (3) by reducing the number of shares of stock to be delivered to the participant upon exercise of the option or settlement of an award, with the reduction valued on the basis of the aggregate fair market value on the date of exercise or purchase of the additional shares of stock that would otherwise have been delivered to the participant upon the option exercise or award settlement; (4) by the delivery, concurrently with such exercise and in accordance with Regulation T promulgated under the United States Securities Exchange Act of 1934, as amended, or any successor rule or regulation, of a properly executed exercise notice for the option and irrevocable instructions to a broker promptly to deliver to the Company to pay the exercise price a specified amount of the proceeds of a sale of the option shares or loan secured by the option shares; (5) by waiver of compensation due or accrued to the participant for services rendered or to be rendered to the Company or a parent or subsidiary of the Company; and/or (6) by any combination of the foregoing or by other means determined by the Board to be consistent with the 2024 Plan’s purposes.

Subject to any Board approval requirements or other limitations under applicable laws, the Board may also assist any participant in the payment for shares by authorizing a loan from the Company, permitting the participant to pay the exercise price or purchase price in installments or authorizing a guarantee by the Company of a third party loan to the participant, and the terms and conditions of any such loan, installment sale or guarantee will be determined by the Board.

Transferability. An award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. Notwithstanding the foregoing, the Board may determine that an award, other than an incentive stock option, may be transferred to a permitted transferee, upon such additional terms and conditions as the Board deems appropriate. All awards will be exercisable (1) during the participant’s lifetime only by (x) the participant, or (y) the participant’s guardian or legal representative; (2) after the participant’s death, by the legal representative of the participant’s heirs or legatees; and (3) in the case of all awards except incentive stock options, by a permitted transferee.

Voting and Dividends. No participant will have any of the rights of a stockholder with respect to any shares until the shares are issued to the participant, except for any dividend equivalent rights permitted by an applicable award agreement. After shares are issued to the participant, the participant will be a stockholder and have all the rights of a stockholder with respect to such shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such shares.

Right of Repurchase. At the discretion of the Board, the Company may reserve to itself and/or its assignee(s) a right to repurchase a portion of any or all shares held by a participant following such participant’s termination at any time after the later of the participant’s termination date and the date the participant purchases shares under the 2024 Plan, for cash and/or cancellation of purchase money indebtedness, at the participant’s purchase price or exercise price, as the case may be.

Escrow; Pledge of Shares. Any participant who is permitted to execute a promissory note as partial or full consideration for the purchase of shares under the 2024 Plan will be required to pledge and deposit with the Company all or part of the shares so purchased as collateral to secure the payment of the participant’s obligation to the Company under the promissory note; provided, however, that the Board may require or accept other or additional forms of collateral to secure the payment of such obligation. The shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

No Obligation to Employ. Nothing in the 2024 Plan or any award granted under the 2024 Plan will confer or be deemed to confer on any participant any right to continue in the employ of, or to continue any other relationship with, the Company or any parent or subsidiary of the Company or limit in any way the right of the Company or any parent or subsidiary of the Company to terminate participant’s employment or other relationship at any time.

Corporate Transactions. In the event of (1) the dissolution or liquidation of the Company, (2) a reorganization, merger or consolidation as a result of which the Company is not the surviving entity or as a result of which the outstanding shares of stock are changed into or exchanged for cash, property or securities not of the Company’s issue, except for a merger or consolidation with a wholly-owned subsidiary of the Company or a transaction effected primarily to change the state of the Company’s incorporation, or (3) a sale or other transfer in one or a series of transactions of all or substantially all of the assets of the Company, or of more than 50% of the voting stock of the Company then outstanding, to any person or entity or to persons or entities which are affiliated or acting in concert with respect to such sale or transfer (each, a “change in control”), the Board may, but will not be obligated to (v) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an award; (w) cancel awards for fair value (as determined by the Board) which, in the case of options may equal the excess, if any, of the per share value of the consideration to be paid in the change in control transaction for shares over the exercise price of such options (or, if such exercise price is greater than the consideration paid in the change in control transaction, the Board may cancel such options for no consideration); (x) provide for the assumption of awards or the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected award previously granted under the 2024 Plan as determined by the Board; (y) provide advance notice of such change in control transaction to holders of options, after which any options not exercised prior to such change in control may be cancelled; or (z) cancel awards (whether vested or unvested).

Any award granted under the 2024 Plan will automatically terminate upon the closing of a change in control, unless provision will be made in connection with such change in control for the assumption of the award by, or the substitution for such award of a new award covering the stock or other equity securities of, the surviving, successor or purchasing entity or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares or other securities or property to be issued upon exercise of the award and the exercise price, as applicable. This paragraph will not restrict the Board from permitting or requiring other accelerations of vesting upon transactions described in this paragraph or any other acquisitions of the Company’s shares or business or changes in control of the Company or any other event. The treatment of awards upon a change in control need not be uniform among awards or participants.

If necessary to comply with applicable law, any payment of an amount that otherwise is accelerated under the 2024 Plan in connection with a change in control will be delayed until the earliest time that such payment would be permissible under applicable law.

Term of Plan; Amendment or Termination of the 2024 Plan. Unless earlier terminated as provided herein, the 2024 Plan will become effective on the effective date and will terminate ten years from the date the 2024 Plan is adopted by the Board or is approved by the Company’s stockholders, whichever is earlier. The Board will have complete power and authority to alter, amend, suspend or terminate the 2024 Plan, provided that no such action will materially impair a participant, without his or her consent, of any award or any rights granted under the award or the 2024 Plan. Stockholder approval of amendments will be required only to permit the issuance of incentive stock options or otherwise to comply with applicable laws or regulatory requirements.

Award Agreements and Amendments. Each award granted under the 2024 Plan will be evidenced by an agreement between the Company and the participant, which will be approved by the Board or an executive officer of the Company. Subject to the terms and limitations set forth in the 2024 Plan, the Board and the participant may without approval modify, extend, renew or terminate any outstanding award or award agreement.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2024 Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change. The summary is not complete and does not discuss the tax consequences upon a participant’s death, or the income tax laws of any municipality, state or foreign country in which the participant may reside. Tax consequences for any particular participant may vary based on individual circumstances.

Incentive Stock Options

A participant recognizes no taxable income for regular income tax purposes because of the grant or exercise of an option that qualifies as incentive stock option under Section 422 of the Code. If a participant exercises the option and then later sells or otherwise disposes of the shares acquired through the exercise of the option after both the two-year anniversary of the date the option was granted and the one-year anniversary of the exercise, the participant will recognize a capital gain or loss equal to the difference between the sale price of the shares and the exercise price, and we will not be entitled to any deduction for federal income tax purposes.

However, if the participant disposes of such shares either on or before the two-year anniversary of the date of grant or on or before the one-year anniversary of the date of exercise (a “disqualifying disposition”), any gain up to the excess of the fair market value of the shares on the date of exercise over the exercise price generally will be taxed as ordinary income, unless the shares are disposed of in a transaction in which the participant would not recognize a loss (such as a gift). Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

For purposes of the alternative minimum tax, the difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment item in computing the participant’s alternative minimum taxable income in the year of exercise. In addition, special alternative minimum tax rules may apply to certain subsequent disqualifying dispositions of the shares or provide certain basis adjustments or tax credits for purposes.

Nonqualified Stock Options

A participant generally recognizes no taxable income as the result of the grant of a nonqualified stock option. However, upon exercising the option, the participant normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of the shares acquired by exercising a nonqualified stock option, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date) will be taxed as capital gain or loss. Any ordinary income recognized by the participant upon exercising a nonqualified stock option generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code. No tax deduction is available to the Company with respect to the grant of a nonqualified stock option or the sale of the shares acquired through the exercise of the nonqualified stock options.

Stock Appreciation Rights

In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income equal to the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock Awards

A participant acquiring shares of restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date, reduced by any amount paid by the participant for such shares. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, under Section 83(b) of the Code, to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired under a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Restricted Stock Unit Awards

There are no immediate tax consequences of receiving an award of restricted stock units. A participant who is awarded restricted stock units generally will recognize ordinary income equal to the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the administrator or a participant. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.

Performance-Based Restricted Stock and Performance-Based Restricted Stock Unit Awards

A participant generally will recognize no income upon the grant of a performance-based restricted stock or a performance-based restricted stock unit. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any cash or unrestricted stock received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Section 409A

Section 409A of the Code provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2024 Plan with a deferral feature will be subject to the requirements of Section 409A of the Code. If an award is subject to and fails to satisfy the requirements of Section 409A of the Code, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be before the compensation is actually or constructively received. Also, if an award subject to Section 409A of the Code violates the provisions of Section 409A of the Code, Section 409A of the Code imposes an additional 20% federal income tax on compensation recognized as ordinary income, and interest on such deferred compensation.

Tax Effect for the Company

We generally will be entitled to a tax deduction in connection with an award under the 2024 Plan equal to the ordinary income realized by a participant when the participant recognizes such income (for example, the exercise of a nonstatutory stock option) except to the extent such deduction is limited by applicable provisions of the Code. Special rules limit the deductibility of compensation paid to our chief executive officer and other “covered employees” as determined under Section 162(m) of the Code and applicable guidance. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO AWARDS UNDER THE 2024 PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE IMPACT OF EMPLOYMENT OR OTHER TAX REQUIREMENTS, THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH, OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

New Plan Benefits

No awards have been made under the 2024 Plan, and no awards have been granted that are contingent on the approval of the 2024 Plan. Awards under the 2024 Plan would be made at the discretion of the Board or its delegate. Therefore, the benefits and amounts that will be received or allocated under the 2024 Plan in the future are not determinable at this time.

Securities Authorized for Issuance under Equity Compensation Plans

The following table summarizes certain information regarding our equity compensation plan as of December 31, 2023:

				Weighted-	Number of securities
		Number of		average	remaining available
		securities to		exercise	for remaining
		be issued		price of	available for future
		upon exercise		outstanding	issuance under
		of outstanding		options,	equity compensation
		options,		warrants	plans (excluding
		warrants and		and rights	securities reflected
Plan Category		rights (a)		(b)(1)	in column (a)) (c)
Equity compensation plans approved by security holders	(2)	12,904,824	(3)	$14.23	7,855,460
Equity compensation plans not approved by security holders		-		-	-
Total		12,904,824		$14.23	7,855,460
(1)	Does not include shares issuable upon vesting of outstanding restricted stock unit awards, which have no exercise price and are included in column (a).
(2)	The 2015 Equity Incentive Plan provides for an automatic increase in the number of shares reserved for issuance thereunder on December 1 of each calendar year commencing on December 1, 2019, and ending on (and including) December 1, 2024, in an amount equal to the lesser of (a) three percent (3%) of the total number of shares of common stock outstanding on December 31 of the preceding calendar year, or (b) the number of shares of common stock repurchased by the Company pursuant to any issuer repurchase plan then in effect; provided that the Board of Directors may act prior to December 1 of a given year to provide that there will be no share increase for such year or that the increase for such year will be a lesser number of shares than otherwise provided in clause (a) or (b).
(3)	Includes the 2015 Equity Incentive Plan.

Beneficial Ownership of Common Stock

The following table provides certain information regarding the ownership of our common stock, as of January 31, 2024 (except as otherwise indicated) by each person known to us to own more than 5% of our outstanding common stock; each of our named executive officers; each of our directors; and all of our executive officers and directors as a group.

The number of shares of common stock beneficially owned by each person is determined under the rules of the SEC. Under these rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire by March 31, 2024 (sixty days after January 31, 2024) through the exercise or conversion of a security or other right. Unless otherwise indicated, each person has sole investment and voting power, or shares such power with a family member, with respect to the shares set forth in the following table. The inclusion in this table of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares for any other purpose. Unless otherwise noted below, the address of each person listed on the table is c/o eXp World Holdings, Inc., 2219 Rimland Drive, Suite 301, Bellingham, WA 98226.

		Amount and Nature of		Percentage
Title of Class	Name and Address of Beneficial Owner	Beneficial Ownership(1)		of Class(2)
	More than 5% stockholders:
Common Stock	Penny Sanford	26,984,043	(3)	17.39%
	The Vanguard Group
Common Stock	100 Vanguard Blvd.	12,002,402	(4)	7.74%
	Malvern, PA 19355
	BlackRock, Inc.
Common Stock	50 Hudson Yards	12,349,144	(5)	7.96%
	New York, NY 10001
	Directors and named executive officers:
Common Stock	Glenn Sanford	43,622,941	(3) (6)	28.12%
Common Stock	Randall Miles	641,864	(7)	*
Common Stock	Dan Cahir	160,817	(8)	*
Common Stock	Monica Weakley	11,204	(9)	*
Common Stock	Peggie Pelosi	12,978	(10)	*
Common Stock	Fred Reichheld	4,177	(11)	*
Common Stock	Kent Cheng	37,500	(12)	*
Common Stock	James Bramble	107,375	(13)	*
Common Stock	Leo Pareja	62,500	(14)	*
Common Stock	All executive officers and directors as a group (10 persons)	44,754,393	(15)	28.85%
*	- Less than one percent.
(1)	Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.
(2)	Percentage of ownership is based on 155,127,060 shares of our common stock issued and outstanding as of January 31, 2024. Common stock subject to options or warrants exercisable within 60 days of January 31, 2024 are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.
(3)	On January 12, 2024, Penny Sanford and Glenn Sanford (collectively, the “Group Members”) filed a Schedule 13D/A with the SEC (as amended from time-to-time, the “Schedule 13D/A”) indicating that they had entered into an agreement to vote their shares as a group with respect to the election of directors and any other matter on which our shares of common stock are entitled to vote. By virtue of the relationship described in the Schedule 13D/A, the Group Members may be deemed to constitute a “group” within the meaning of Rule 13d-5 under the Act. As a member of a group, each Group Member may be deemed to share voting and dispositive power with respect to, and therefore beneficially own, the securities of the Company beneficially owned by the Group Members as a whole. As of January 31, 2024, the Group Members are collectively the beneficial owners of 70,606,984 shares of our common stock. Such shares of common stock represent beneficial ownership of 45.51% of outstanding shares of common stock.
(4)	Represents shares of the Company’s common stock beneficially owned as of December 29, 2023, based on a Schedule 13G/A filed with the SEC on February 13, 2024, by The Vanguard Group. The Vanguard Group lists its address as 100 Vanguard Blvd., Malvern, PA 19355, and indicates that it has shared voting power with respect to 131,411 shares of the

Company’s common stock, sole dispositive power with respect to 11,795,955 shares of the Company’s common stock, and shared dispositive power with respect to 206,447 shares of the Company’s common stock.
(5)	Represents shares of the Company’s common stock beneficially owned as of December 31, 2023, based on a Schedule 13G filed with the SEC on January 24 2024, by BlackRock, Inc. BlackRock, Inc. lists its address as 50 Hudson Yards, New York, NY 10001, and indicates that it has sole voting power with respect to 12,052,396 shares of the Company’s common stock and sole dispositive power with respect to 12,349,144 shares of the Company’s common stock.
(6)	Includes 41,566,489 shares of our common stock, stock options to acquire 1,777,917 shares of our common stock and restricted stock unit awards to acquire 42,500 shares of our common stock, each within 60 days of January 31, 2024, and 236,035 shares of our common stock owned by Deborah Biery.
(7)	Includes 577,665 shares of our common stock and stock options to acquire 64,199 shares of our common stock exercisable within 60 days of January 31, 2024.
(8)	Includes stock options to acquire 160,817 shares of our common stock exercisable within 60 days of January 31, 2024.
(9)	Includes 6,130 shares of our common stock and stock options to acquire 5.074 shares of our common stock exercisable within 60 days of January 31, 2024.
(10)	Includes stock options to acquire 12,978 shares of our common stock exercisable within 60 days of January 31, 2024.
(11)	Includes stock options to acquire 4,177 shares of our common stock exercisable within 60 days of January 31, 2024.
(12)	Includes stock options to acquire 37,500 shares of our common stock exercisable within 60 days of January 31, 2024.
(13)	Includes stock options to acquire 107,375 shares of our common stock exercisable within 60 days of January 31, 2024.
(14)	Includes stock options to acquire 62,500 shares of our common stock exercisable within 60 days of January 31, 2024.
(15)	Includes beneficial ownership of the directors and executive officers listed above, together with Michael Valdes.

Other Matters

Certain Relationships and Related Transactions

The Board has adopted a written policy requiring a majority of the Board’s independent directors approve transactions between the Company and its directors, director nominees, executive officers, greater than 5% beneficial owners of the Company’s common stock, and each of their respective immediate family members, where the amount involved in the transaction exceeds or is reasonably expected to exceed $120,000 in a single fiscal year and the related party has or will have a direct or indirect interest in the transaction (other than solely as a result of being a director or less than 10% beneficial owner of another entity). The policy provides that the Audit Committee must review transactions subject to the policy and determine whether to approve or ratify those transactions. Certain types of transactions are deemed pre-approved pursuant to standing pre-approval guidelines established by the policy. In addition, the Audit Committee has delegated authority to its Chair to pre-approve or ratify transactions under certain circumstances.

In reviewing transactions subject to the policy, the Audit Committee or the Chair of the Audit Committee, as applicable, considers (as it deems appropriate for the circumstances):

●	The nature and extent of the related person’s interest in the transaction;
●	The approximate dollar value involved in the transaction;
●	The approximate dollar value of the related person’s interest in the transaction without regard to the amount of any profit or loss;
●	Whether the transaction was undertaken in the ordinary course of the Company’s business;
●	The material terms of the transaction, including whether the transaction with the related person is proposed to be, or was entered into, on terms no less favorable to the Company than terms that could have been reached with an unrelated third-party;
●	The business purpose of, and the potential benefits to the Company of, the transaction;
●	Whether the transaction would impair the independence of a non-employee director;
●	Required public disclosure, if any; and
●	Any other information regarding the transaction or the related person in the context of the proposed transaction that would be material to the Audit Committee’s decision, in its business judgment, in light of the circumstances of the particular transaction.

Below we describe any transactions to which we have been a participant, in which the amount involved in the transaction exceeds or will exceed $120,000 and in which any of our directors, director nominees, executive officers, or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest since January 1, 2023.

●	The Company has historically owned a 25% interest in aircraft enrolled in a fractional share program managed by a third-party provider which has been used by certain executive officers, employees and agents of the Company solely for business purposes. During 2023, the third-party provider notified the Company of a temporary oversupply of private aircrafts for ownership acquisition and the Board undertook a multi-month discussion and evaluation of an opportunity to purchase an additional 25% interest in the aircraft. Concurrently, Glenn Sanford considered purchasing up to 50% of a private aircraft for his personal use and evaluated the opportunity to buy-out all third-party interests in the private aircraft partially owned by the Company. After subsequent review and discussion, the Board, with Glenn dismissed and recused from discussion and voting, (i) unanimously agreed that purchasing an additional 25% interest in the aircraft was in the best interests of the Company and its stockholders, that the purchase terms were no less favorable to the Company than terms that could have been reached with an unrelated third-party, that the Company would pursue the purchase of an additional 25% ownership in the aircraft independent of Mr. Sanford’s interest in the transaction, and that there are significant benefits to the Company in connection with the transaction, and (ii) approved the related party transaction. In June 2023, the Company purchased an additional 25% interest in the aircraft for $1.1 million and Mr. Sanford purchased the remaining 50% interest in the aircraft. The Company’s use of this aircraft is governed by our Aircraft Usage Policy. Under the policy, any personal usage or travel is prohibited and only the CEO, CFO, Directors (excluding audit committee members), or persons designated thereby may schedule the aircraft usage for themselves or their employees, contractor and business associates whose use of the aircraft could be in the best interests of the Company.

None of our current or former directors or executive officers is indebted to us, nor are any of these individuals indebted to another entity which indebtedness is the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by us.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who owned more than 10% of the Company’s common stock (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership of common stock and other securities of the Company on Forms 3, 4 and 5 with the SEC. Reporting Persons were required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they filed.

Based solely on review of reports received by the Company or written representations from the Reporting Persons, the Company believes that with respect to the fiscal year ended December 31, 2023, all Reporting Persons complied with all applicable Section 16(a) filings, except for the following, which were inadvertently omitted due to administrative oversight: (i) Monica Weakley filed a late Form 4 on June 5, 2023 to report the receipt of non-derivative securities on May 31, 2023 and a late form 4 on August 3, 2023 to report the receipt of non-derivative securities on July 31, 2023; (ii) Eugene Frederick filed a late Form 4 on June 5, 2023 to report the receipt of non-derivative securities on May 31, 2023; (iii) Fred Reichheld filed a late Form 4 on September 13, 2023 to report the receipt of derivative securities on September 7, 2023; (iv) Leo Pareja filed a late Form 4 on January 17, 2024 to report the acquisition of derivative securities on October 31, 2023; and (v) Glenn Sanford filed a late Form 4/A on January 9 and 10, 2024 to report to report and correct the number of shares used to satisfy the exercise price of a reported sale of non-derivative securities on December 28, 2023.

Questions and Answers about the Annual Meeting
When and where will the Annual Meeting be held?

This year, the Annual Meeting of Stockholders of eXp World Holdings, Inc., which we refer to as the “Annual Meeting,” will be held virtually at https://virtualshareholdermeeting.com/EXPI2024, beginning at 12:00 p.m., Eastern Time, on May 13, 2024.

Who may join the Annual Meeting?	Virtual attendance at the Annual Meeting will be available to the general public, but voting shares will be limited to stockholders, stockholder representatives, and proxy holders.
What materials have been prepared for stockholders in connection with the Annual Meeting?

We are furnishing you and other stockholders of record with this Proxy Statement for the 2024 Annual Meeting, which includes a letter from our Chief Executive Officer to stockholders, a Notice of 2024 Annual Meeting of Stockholders, a proxy card for the Annual Meeting and, if you received printed copies of the proxy materials, a pre-addressed envelope to be used to return the completed proxy card, as well as our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. Except for the Form 10-K, these proxy materials were first made available on the Internet on or about March 27, 2024.

We filed our Annual Report on Form 10-K for the year ended December 31, 2023 with the SEC on February 22, 2024. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a stockholder, we will mail without charge a copy of our Annual Report on Form 10-K. All requests should be directed in writing to:

eXp World Holdings, Inc.

Attention: Corporate Secretary

2219 Rimland Drive, Suite 301

Bellingham, Washington 98226

with a copy via email to: investors@expworldholdings.com.

What is a proxy?

The term “proxy,” when used with respect to stockholder, refers to either a person or persons legally authorized to act on the stockholder’s behalf or a format that allows the stockholder to vote without being present at the Annual Meeting.

Because it is important that as many stockholders as possible be represented at the Annual Meeting, the Board is asking that you review this Proxy Statement carefully and then vote by following the instructions set forth on the proxy card. In voting prior to the Annual Meeting, you will deliver your proxy to Glenn Sanford and Kent Cheng, which means you will authorize Messrs. Sanford and Cheng to vote your shares at the Annual Meeting in the way you instruct. All shares represented by valid proxies will be voted in accordance with the stockholder’s specific instructions.

When and where will the Annual Meeting be held?

This year the Annual Meeting of Stockholders of eXp World Holdings, Inc., which we refer to as the “Annual Meeting,” will be held in-person at Rosen Shingle Creek, 9939 Universal Blvd., Orlando, FL 32819, beginning at 10:00 a.m., Eastern Time, on May 19, 2023. We encourage you to arrive at the Annual Meeting prior to the start time.

What matters will the stockholders vote on at the Annual Meeting?

Proposal 1 - The election of the Board’s six nominees for director: Glenn Sanford, Randall Miles, Dan Cahir, Monica Weakley, Peggie Pelosi, and Fred Reichheld, each to serve until the next Annual Meeting or, in each case, until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.

Proposal 2 – To ratify the appointment of Deloitte & Touche LLP as our independent auditor for the fiscal year ending December 31, 2024.

Proposal 3 – To conduct an advisory vote on our 2023 named executive officer compensation as disclosed in this Proxy Statement.

Proposal 4 – To approve the adoption of our 2024 Equity Incentive Plan.

Who can vote at the Annual Meeting?

Stockholders of record of common stock as of the close of business on March 15, 2024, the record date, will be entitled to vote at the Annual Meeting. As of the record date, there were outstanding a total of 181,781,769 shares of common stock, of which 29,827,696 were held in treasury. As a result, there are 151,954,073 shares entitled to vote on each proposal, with each share entitled to one vote on each proposal. The shares outstanding do not include shares held as treasury stock which are not entitled to vote at the Annual Meeting.

What is a stockholder of record?

A stockholder of record is a stockholder whose ownership of our common stock is reflected directly on the books and records of our transfer agent, Broadridge. As described below, if you are not a stockholder of record, you will not be able to vote your shares unless you have a proxy from the stockholder of record authorizing you to vote your shares.

What does it mean for a broker or other nominee to hold shares in “street name”?

If you beneficially own shares held in an account with a broker, bank or other nominee, that nominee is the stockholder of record and is considered to hold those shares in “street name.” A nominee that holds your beneficially owned shares in street name will vote in accordance with the instructions you provide. If you do not provide the nominee with specific voting instructions with respect to a proposal, the nominee’s authority to vote your shares will, under applicable rules, depend upon whether the proposal is considered a “routine” or a non-routine matter.

The nominee generally may vote your beneficially owned shares on routine items for which you have not provided voting instructions to the nominee. The ratification of the appointment of our independent auditor for 2024 (Proposal 2) is considered a routine matter under applicable rules.

The nominee generally may not vote on non-routine matters, including Proposal 1, Proposal 3, and Proposal 4. Instead, it will inform the inspector of election that it does not have the authority to vote on those matters. This is referred to as a “broker non-vote.”

For the purpose of determining a quorum, we will treat as present at the Annual Meeting any proxies that are voted on any of the three proposals to be acted upon by the stockholders, including abstentions or proxies containing broker non-votes.

How do I vote my shares if I do not attend the Annual Meeting?

If you are a stockholder of record, you may vote prior to the Annual Meeting as follows:

●Via the Internet: You may vote via the Internet by going to proxyvote.com, in accordance with the voting instructions on the proxy card. Internet voting is available 24 hours a day until 11:59 p.m., Eastern Time, on May 12, 2024. You will be given the opportunity to confirm that your instructions have been recorded properly.

●By Mail: You may vote by returning the completed and signed proxy card in a postage-paid return envelope that was provided with the proxy card, if you request a copy by mail.

If you hold shares in street name, meaning that you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a notice containing voting instructions from that nominee rather than from us. Please follow the voting instructions in the notice to ensure that your vote is counted. To vote at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with the proxy materials, or contact your broker or bank to request a proxy form.

Can I vote at the Annual Meeting?

If you are a stockholder of record, you may vote at the Annual Meeting, whether or not you previously voted, by visiting https://virtualshareholdermeeting.com/EXPI2024 during the Annual Meeting and entering the 16-digit control number included on your proxy card.

May I change my vote or revoke my proxy?

If you are a stockholder of record and previously delivered a proxy, you may subsequently change or revoke your proxy at any time before it is exercised by:

●
voting before the Annual Meeting at proxyvote.com;
●
voting during the Annual Meeting at https://virtualshareholdermeeting.com/EXPI2024; or
●
submitting a completed and signed proxy card, with a later date, before voting at the Annual Meeting is completed.

If you are a beneficial owner of shares held in street name, you should contact your bank, broker or other nominee for instructions as to whether, and how, you can change or revoke your proxy.

What happens if I do not give specific voting instructions?

If you are a stockholder of record and you return a proxy card without giving specific voting instructions, the proxy holders will vote your shares in the manner recommended by the Board on all three proposals presented in this Proxy Statement and as they may determine in their discretion on any other matters properly presented for a vote at the Annual Meeting.

If you are a beneficial owner of shares held in street name and do not provide specific voting instructions to the broker, bank or other nominee that is the stockholder of record of your shares, the nominee generally may vote on routine, but not non-routine, matters. The ratification of the appointment of our independent auditor for 2023 (Proposal 2) is considered a routine matter. If the nominee does not receive instructions from you on how to vote your shares on Proposal 2, your broker is entitled (but not required) to vote your shares on that matter. The election of directors (Proposal 1), approval, on a non-binding advisory basis, of the compensation paid to our named executive officers (Proposal 3), and approval of the Company’s 2024 Equity Incentive Plan (Proposal 4) are considered non-routine matters under applicable rules, and your broker is not entitled to vote your shares on these proposals without your instructions. See “Q. What does it mean for a broker or other nominee to hold shares in ‘street name’?” above.

Who is paying for this proxy solicitation?

We will pay all expenses of preparing, printing and mailing, the Annual Meeting proxy materials, as well as all other expenses of soliciting proxies for the Annual Meeting on behalf of the Board of Directors. Directors and employees will not be paid any additional compensation for soliciting proxies, if applicable. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What if other matters are presented at the Annual Meeting?

If a stockholder of record provides a proxy by voting in any manner described in this Proxy Statement, the proxy holders will have the discretion to vote on any other matters that are properly presented for consideration at the Annual Meeting. We do not know of any other matters to be presented for consideration at the Annual Meeting.

What happens if the Annual Meeting is postponed or adjourned?

If we have to adjourn or postpone the Annual Meeting to a later date, we will provide notice of the date and time of such adjourned meeting on a Current Report on Form 8-K that we will file with the SEC. Your proxy may be voted at the postponed or adjourned Annual Meeting. You will still be able to change your proxy until it is voted. You may vote at any postponement or adjournment using your same 16-digit control number.

Where can I find the voting results of the Annual Meeting?

Our intention is to announce the preliminary voting results at the Annual Meeting and to publish the final results within four business days after the Annual Meeting on a Current Report on Form 8-K to be filed with the SEC.

What are the requirements to propose actions for consideration at next year's Annual Meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals for Inclusion in Next Year's Proxy Statement

In order for stockholder proposals for the 2025 Annual Meeting of Stockholders to be eligible for inclusion in the proxy statement and form of proxy card for that meeting, we must receive the proposals no later than November 27, 2024 at our corporate headquarters, addressed to:

eXp World Holdings, Inc.

Attention: Corporate Secretary

2219 Rimland Drive, Suite 301

Bellingham, Washington 98226

with a copy via email to: investors@expworldholdings.com.

In addition, all proposals will need to comply with Rule 14a-8 of the Securities Exchange Act, which sets forth the requirements for the inclusion of stockholder proposals in our sponsored proxy materials.

Stockholder Proposals and Nominations to be Presented at Next Year’s Annual     Meeting

Our bylaws set forth the procedures you must follow in order to nominate a director for election or present any other proposal at an Annual Meeting of our stockholders, other than proposals intended to be included in our sponsored proxy materials. In addition to any other applicable requirements, for a stockholder to properly bring business before the 2025 Annual Meeting of Stockholders, the stockholder must give us notice thereof in proper written form, including all required information, no earlier than the close of business on January 13, 2025, nor later than the close of business on February 12, 2025 (provided, however, that the date of the Annual Meeting is more than thirty days before or more than seventy days after the anniversary date of the 2024 Annual Meeting of Stockholders, notice by the stockholder must be delivered not earlier than the close of business on the one hundred twentieth day prior to such Annual Meeting and not later than the close of business on the later of the ninetieth day prior to such Annual Meeting or the tenth  day following the day on which public announcement of the date of such meeting is first made by the Company), at our corporate headquarters, addressed to:

eXp World Holdings, Inc.

Attention: Corporate Secretary

2219 Rimland Drive, Suite 301

Bellingham, Washington 98226

with a copy via email to: investors@expworldholdings.com.

You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. A copy of our Amended and Restated Bylaws is available as Exhibit 3.2 to our Annual Report on Form 10-K for the year ended December 31, 2023.

Appendix 1

Reconciliation of Non-GAAP Measure

To provide stockholders with additional information regarding our financial results, this proxy statement includes a references to Adjusted EBITDA, which is a  non-U.S. GAAP financial measure that may be different than similarly titled measures used by other companies. This measure is presented to enhance stockholders’ overall understanding of the Company’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP.

The Company’s Adjusted EBITDA provides useful information about financial performance, enhances the overall understanding of past performance and future prospects, and allows for greater transparency with respect to a key metric used by management for financial and operational decision-making. Adjusted EBITDA helps identify underlying trends in the business that otherwise could be masked by the effect of the expenses that are excluded in Adjusted EBITDA. In particular, the Company believes the exclusion of stock and stock option expenses provides a useful supplemental measure in evaluating the performance of operations and provides better transparency into results of operations.

The Company defines the non-U.S. GAAP financial measure of Adjusted EBITDA to mean net income (loss), excluding other income (expense), income tax benefit (expense), depreciation,  amortization, impairment charges, stock-based compensation expense, and stock option expense. Adjusted EBITDA may assist stockholders in seeing financial performance through the eyes of management, and may provide an additional tool for stockholders to use in comparing core financial performance over multiple periods with other companies in the industry.

Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP. There are a number of limitations related to the use of Adjusted EBITDA compared to Net Income (loss), the closest comparable U.S. GAAP measure. Some of these limitations are:

●	Adjusted EBITDA excludes stock-based compensation expense and stock option expense, which have been, and will continue to be for the foreseeable future, significant recurring expenses in the business and an important part of the compensation strategy; and
●	Adjusted EBITDA excludes certain recurring, non-cash charges such as depreciation of fixed assets, amortization of acquired intangible assets, and impairment charges, and, although these are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future.

Below is a reconciliation of our Adjusted EBITDA to Net Income (loss), the clearest comparable U.S. GAAP measure.

	2023	2022	2021	2020	2019	2018	2017
Net (loss) income	$(8,973)	$15,424	$81,159	$30,990	$(9,557)	$(22,430)	$(22,131)
Total other (income) expense, net	(3,026)	820	480	184	282	(32)	2
Income tax (benefit) expense	(4,462)	(10,836)	(47,487)	413	497	78	97
Depreciation and amortization	10,892	9,838	6,248	4,214	2,384	894	353
Impairment expense	9,203	-	-	-	-	-	-
Stock compensation expense(1)	43,178	30,861	24,493	15,239	13,959	19,053	10,962
Stock option expense	10,736	14,442	13,102	6,801	5,085	4,847	6,856
Adjusted EBITDA	$57,548	$60,549	$77,995	$57,841	$12,650	$2,410	$(3,861)
(1)	This includes agent growth incentive stock compensation expense and stock compensation expense related to business acquisitions.

Appendix 2

eXp World Holdings, Inc. 2024 Equity Incentive Plan

1.  PURPOSE. eXp World Holdings, Inc., a Delaware corporation (the “Company”) has established this Plan to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents and Subsidiaries that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of equity based Awards. Capitalized terms not defined herein are defined in Appendix 2.

2.  SHARES SUBJECT TO THE PLAN.

2.1 Number of Shares Available. Subject to Sections 2.4 and 20 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan, including Shares that may be made subject to ISOs, is 150,000,000 Shares. The aggregate number of Shares reserved for grant and issuance hereunder will automatically increase on January 1 of each year, commencing on January 1, 2024, and ending on (and including) January 1, 2034, in an amount equal to the lesser of (i) three percent (3%) of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year, or (ii) such number of shares of Common Stock as determined by the Board.

2.2 Lapsed, Returned Awards. Shares subject to Awards, and Shares issued under the Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (i) are subject to issuance upon exercise of an Option granted under this Plan but which cease to be subject to the Option for any reason other than exercise of the Option; (ii) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at (a) the original issue price or (b) the lower of the original issue price or current fair market value, as applicable; or (iii) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Shares used or withheld to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award (such as through a “net exercise”) will remain available for future grant or sale under the Plan. No fractional Shares shall be issued under the Plan.

2.3 Minimum Share Reserve. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.

2.4 Adjustment of Shares. If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without the receipt of consideration, or in the event of an extraordinary cash dividend, then (i) the number and kind of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, (ii) the Exercise Prices of outstanding Options or Purchase Prices (if applicable) for Other Stock-Based Awards, (iii) the number and kind of Shares and Performance Factors subject to outstanding Awards and (iv) any other terms that the Board or its delegate hereunder determines require adjustment, shall be appropriately adjusted consistent with such change or event in such manner as the Board may determine. Fractional Shares resulting from any adjustment in Awards shall be eliminated by rounding down.

3.  ELIGIBILITY. ISOs may be granted only to Employees. All other Awards may be granted to Employees, Consultants and Directors of the Company or any Parent or Subsidiary of the Company whose participation in the Plan the Board or its delegate hereunder determines to be in the company’s best interests.

4.  ADMINISTRATION.

4.1 Authority. This Plan will be administered by the Board. The Board, in its discretion, may delegate the granting of Awards and other administration of the Plan to a committee of the Board or to officers of the Company or other persons, subject to any applicable legal limitations and, in such event, references to the Board shall be references to such delegate(s), subject to the terms and conditions of such delegation. Subject to the general purposes, terms and conditions of this Plan, the Board will have full power to implement and carry out this Plan. The Board will have the authority, without limitation, to:

(i) determine eligible Employees, Consultants and Directors to whom Awards shall be granted from time to time and the number of Shares to be covered by each Award;

(ii) determine, from time to time, the Fair Market Value of Shares;

(iii) determine, and to set forth in Award Agreements, the terms and conditions of all Awards, including any applicable exercise or purchase price, the installments and conditions under which an Award shall become vested (which may be based on performance), terminated, expired, cancelled, or replaced, and the circumstances for vesting acceleration or waiver of forfeiture restrictions, and other restrictions and limitations, which terms and conditions need not be uniform among Awards or Participants;

(iv) approve the forms of Award Agreements and all other documents, notices and certificates in connection therewith which need not be identical either as to type of Award or among Participants;

(v) construe and interpret the terms of the Plan and any Award Agreement, to determine the meaning of their terms, and to prescribe, amend, and rescind rules and procedures relating the Plan and its administration;

(vi) delegate any of the foregoing to a subcommittee consisting of one or more executive officers pursuant to a specific delegation; and

(vii) grant Awards to eligible Employees, Consultants and Directors residing outside the U.S. or to otherwise adopt or administer such procedures or sub-plans for such Awards on such terms and conditions different from those specified in the Plan.

4.2 Board Interpretation and Discretion. Any determination made by the Board with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Board for review. The resolution of such a dispute by the Board shall be final and binding on the Company and the Participant. The Board may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.

4.3 Documentation. The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.

5.  OPTIONS. The Board may grant Options to Participants and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the following:

5.1 Option Grant. Each Option granted under this Plan will identify the Option as an ISO or an NQSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Board will: (x) determine the nature, length and starting date of any Performance Period for each Option; and (y) select from among the Performance Factors to be used to measure the performance. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.

5.2 Exercise Period. Options may be vested and exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company as described in Section 422(b)(6) of the Code (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Board also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Board determines.

5.3 Exercise Price. The Exercise Price of an Option will be determined by the Board when the Option is granted; provided that:

(i) the exercise price per share of an ISO shall not be less than 100% (or, with respect to ISOs granted to a Ten Percent Stockholder, 110%) of the Fair Market Value per share of the Common Stock on the date of grant; and

(ii) Options granted in substitution for outstanding options of another company in connection with the merger, consolidation, acquisition of property or stock or other reorganization involving such other company and the Company or any Subsidiary may be granted with an exercise price equal to the exercise price for the substituted option of the other company, subject to any adjustment consistent with the terms of the transaction pursuant to which the substitution is to occur.

(iii) The Board may issue Awards in settlement or assumption of, or in substitution for, outstanding Awards in connection with the Company or a Subsidiary acquiring another entity, an interest in another entity or an additional interest in a Subsidiary whether by merger, stock purchase, asset purchase or other form of transaction. Any Shares issuable pursuant to such Awards shall not be counted against the Share limit set forth in Section 2.1.

5.4 Method of Exercise. Any Option granted hereunder will be vested and exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Board and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Board may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.4 of the Plan. Payment for Stock purchased upon any exercise of an Option shall be made in full in cash concurrently with such exercise, except that, if the Board shall have authorized it and the Company is not then legally prohibited from receiving such consideration, any other method in accordance with Section 9 of the Plan.

5.5 Termination. The exercise of an Option will be subject to the following (except as may be otherwise provided in an Award Agreement or authorized by the Board):

(i) If the Participant is Terminated for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the Termination Date no later than ninety (90) days after the Termination Date, but in any event no later than the expiration date of the Options.

(ii) If the Participant is Terminated because of the Participant’s death (or the Participant dies within ninety (90) days after a Termination other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the Termination Date, but in any event no later than the expiration date of the Options.

(iii) If the Participant is Terminated because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date, but in any event no later than the expiration date of the Options.

(iv) If the Participant is terminated for Cause, then Participant’s Options shall expire on such Participant’s Termination Date.

5.6. Limitations on Exercise. The Board may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.7. Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NQSOs. For purposes of this Section 5.7, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the date the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.8. Modification, Extension or Renewal. The Board may modify, extend or renew outstanding Options, subject to applicable law, provided that any such action may not, without the written consent of a Participant, materially impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code.

6.  RESTRICTED STOCK AWARDS.

6.1 Awards of Restricted Stock. A Restricted Stock Award is an offer by the Company to sell to, or a grant to, a Participant Shares that are subject to restrictions (“Restricted Stock”). The Board will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price (if any), the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.

6.2 Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Board and may be less than Fair Market Value on the date the Restricted Stock Award is granted (including zero). Payment of the Purchase Price (if any) must be made in accordance with Section 9 of the Plan, and the Award Agreement and in accordance with any procedures established by the Company.

6.3 Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Board may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in the Participant’s Award Agreement. Prior to the grant of a Restricted Stock Award, the Board shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

6.4 Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Board).

7.  RESTRICTED STOCK UNITS.

7.1 Awards of Restricted Stock Units. A Restricted Stock Unit (“RSU”) is an award to a Participant covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). All RSUs shall be made pursuant to an Award Agreement.

7.2 Terms of RSUs. The Board will determine the terms of an RSU including, without limitation: (i) the number of Shares subject to the RSU; (ii) the time or times at which the RSU vests; (iii) the consideration to be distributed on settlement; and (iv) the effect of the Participant’s Termination on each RSU. An RSU may vest upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in the Participant’s Award Agreement. If the RSU vests upon satisfaction of Performance Factors, then the Board will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.

7.3 Form and Timing of Settlement. The Board, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Board may also permit a Participant to defer settlement under a RSU to a date or dates after the RSU vests, provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.

7.4 Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Board).

8.  OTHER STOCK-BASED AWARDS.

8.1 Other Stock-Based Awards. The Board is authorized to grant to Participants Other Stock-Based Awards, including shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company, stock equivalent units, deferred stock units, and Awards valued by reference to the value of shares of Common Stock. The Board may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified Performance Factors or such other factors as the Board may determine. The Board may also provide for the grant of Common Stock under such Awards upon the completion of a specified Performance Period. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under this Plan.

8.2 Terms of Other Stock-Based Awards. The Board will determine, and each Award Agreement shall set forth, the terms of each Other Stock-Based Award including, without limitation: (i) any vesting conditions; (ii) the number of Shares upon which such Other Stock-Based Award is based; (iii) the Performance Factors and Performance Period (if any) that shall determine the time and extent to which each Performance Award shall be vested or granted; (d) the consideration to be distributed on settlement; and (iv) the effect of the Participant’s Termination on each Other Stock-Based Award. In establishing Performance Factors and the Performance Period (if any) the Board will: (x) determine the nature, length and starting date of any Performance Period; and (y) select from among the Performance Factors to be used. Prior to settlement the Board shall determine the extent to which Other Stock-Based Awards have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Other Stock-Based Awards that are subject to different Performance Periods and different performance goals and other criteria.

8.3 Deferral of Other-Stock Based Awards. To the extent permitted by law, the Board may permit Participants to defer all or a portion of their compensation in the form of Other Stock-Based Awards granted under this Plan, subject to the terms and conditions of any deferred compensation arrangement established by the Company, which shall be in a manner intended to comply with Section 409A of the Code.

8.4 Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Board).

9.  PAYMENT FOR SHARE PURCHASES.

Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where expressly approved for the Participant by the Board and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):

(i) by forgiveness of indebtedness owed by the Company to the purchaser;

(ii) by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price or purchase price of the Shares as to which said Award will be exercised or settled;

(iii) by reducing the number of shares of Stock to be delivered to the Participant upon exercise of the Option or settlement of an Award, with the reduction valued on the basis of the aggregate Fair Market Value on the Date of

Exercise or purchase of the additional shares of Stock that would otherwise have been delivered to the Participant upon the Option exercise or Award settlement;

(iv) by the delivery, concurrently with such exercise and in accordance with Regulation T promulgated under the Securities Exchange Act of 1934, or any successor rule or regulation, of a properly executed exercise notice for the Option and irrevocable instructions to a broker promptly to deliver to the Company to pay the exercise price a specified amount of the proceeds of a sale of the Option shares or loan secured by the Option shares;

(v) by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent or Subsidiary of the Company; and/or
(vi) by any combination of the foregoing or by other means determined by the Board to be consistent with this Plan’s purposes.

Subject to any Board approval requirements or other limitations under applicable laws, the Board may also assist any Participant in the payment for Shares by authorizing a loan from the Company, permitting the Participant to pay the exercise price or purchase price in installments or authorizing a guarantee by the Company of a third party loan to the Participant, and the terms and conditions of any such loan, installment sale or guarantee will be determined by the Board.

10.  WITHHOLDING TAXES.

10.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company, or to the Parent or Subsidiary employing the Participant, an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax requirements or any other tax liability legally due from the Participant prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax requirements or any other tax liability legally due from the Participant.

10.2 Stock Withholding. The Board, in its sole discretion and pursuant to such procedures as it may specify from time to time and to limitations of local law, may require or permit a Participant to satisfy such tax withholding obligation or any other tax liability legally due from the Participant, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value up to the maximum statutory amount required to be withheld, or (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld.

11.  TRANSFERABILITY. An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. Notwithstanding the foregoing, the Board may determine that an Award, other than an ISO, may be transferred to a Permitted Transferee, upon such additional terms and conditions as the Board deems appropriate. All Awards shall be exercisable: (i) during the Participant’s lifetime only by (a) the Participant, or (b) the Participant’s guardian or legal representative; (ii) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees; and (iii) in the case of all Awards except ISOs, by a Permitted Transferee.

12.  PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

12.1 Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant, except for any dividend equivalent rights permitted by an applicable Award Agreement. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares.

12.2 Restrictions on Shares. At the discretion of the Board, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Shares held by a Participant following such Participant’s Termination at any time after the later of the Participant’s Termination Date and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.

13.  CERTIFICATES. All Shares or other securities whether or not certificated, delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Board may deem necessary or advisable, including restrictions under any applicable U.S. federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.

14.  ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Board may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Board, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Board may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Board may require or accept other or additional forms of collateral to secure the payment of such obligation. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Board will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

15.  SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (i) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (ii) completion of any registration or other qualification of such Shares under any state or federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any foreign or state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

16.  NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time.

17.  CORPORATE TRANSACTIONS.

In the event of (i) the dissolution or liquidation of the Company, (ii) a reorganization, merger or consolidation as a result of which the Company is not the surviving entity or as a result of which the outstanding shares of Stock are changed into or exchanged for cash, property or securities not of the Company’s issue, except for a merger or consolidation with a wholly-owned subsidiary of the Company or a transaction effected primarily to change the state of the Company’s incorporation, or (iii) a sale or other transfer in one or a series of transactions of all or substantially all of the assets of the Company, or of more than fifty percent (50%) of the voting stock of the Company then outstanding, to any person or entity or to persons or entities which are affiliated or acting in concert with respect to such sale or transfer (each, a “Change in Control”), the Board may, but shall not be obligated to:

(a) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an Award;

(b) cancel Awards for fair value (as determined by the Board) which, in the case of Options may equal the excess, if any, of the per share value of the consideration to be paid in the Change in Control transaction for Common Stock over the Exercise Price of such Options (or, if such Exercise Price is greater than the consideration paid in the Change in Control transaction, the Board may cancel such Options for no consideration);

(c) provide for the assumption of Awards or the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Award previously granted hereunder as determined by the Board;

(d) provide advance notice of such Change in Control transaction to holders of Options, after which any Options not exercised prior to such Change in Control may be cancelled; or

(e) cancel Awards (whether vested or unvested).

Any Award granted under this Plan shall automatically terminate upon the closing of a Change in Control, unless provision shall be made in connection with such Change in Control for the assumption of the Award by, or the substitution for such Award of a new Award covering the stock or other equity securities of, the surviving, successor or purchasing entity or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares or other securities or property to be issued upon exercise of the Award and the exercise price, as applicable. This paragraph shall not restrict the Board from permitting or requiring other accelerations of vesting upon transactions described in this paragraph or any other acquisitions of the Company’s shares or business or changes in control of the Company or any other event. The treatment of Awards upon a Change in Control need not be uniform among Awards or Participants.

Notwithstanding anything in this Section 17 to the contrary, if a payment under an Award Agreement is subject to Section 409A of the Code and if the change in control definition contained in the Award Agreement or other written agreement related to the Award does not comply with the definition of “change in control” for purposes of a distribution under Section 409A of the Code, then any payment of an amount that otherwise is accelerated under this Section 17 will be delayed until the earliest time that such payment would be permissible under Section 409A of the Code without triggering any penalties applicable under Section 409A of the Code.

18.  ADOPTION AND STOCKHOLDER APPROVAL. This Plan shall be submitted for the approval of the Company’s stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.

19.  TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Board or is approved by the Company’s stockholders, whichever is earlier. This Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

20.  AMENDMENT OR TERMINATION OF PLAN. The Board shall have complete power and authority to alter, amend, suspend or terminate this Plan, provided that no such action shall materially impair a Participant, without his or her consent, of any Award or any rights granted thereunder or hereunder. Stockholder approval of amendments shall be required only to permit the issuance of Incentive Options or otherwise to comply with applicable laws or regulatory requirements.

21.  AWARD AGREEMENTS AND AMENDMENTS. Each Award granted under this Plan shall be evidenced by an agreement between the Company and the Participant, which shall be approved by the Board or an executive officer of the Company. The Award Agreement shall comply with the provisions of this Plan and the terms of the Award’s grant by the Board and may contain additional terms not inconsistent with this Plan and such grant which are deemed necessary or desirable by the Board or the executive officer. Subject to the terms and limitations set forth in this Plan, the Board and the Participant may without approval modify, extend, renew or terminate any outstanding Award or Award Agreement.

22.  NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Company to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

23.  COMPLIANCE WITH SECTION 409A OF THE CODE. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A of the Code, except as otherwise determined in the sole discretion of the Board or its delegate hereunder. The Plan and each Award Agreement under the Plan is intended to be either exempt from the application of or meet the requirements of Section 409A of the Code and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Board or its delegate hereunder. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A of the Code, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409Aof the Code, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A of the Code. In no event will the Company or any of its Subsidiaries or Parents have any obligation or liability under the terms of the Plan to reimburse, indemnify, or hold harmless any Participant or any other person in respect of Awards, for any taxes, interest or penalties imposed, or other costs incurred, as a result of Section 409A of the Code.

Appendix 2: Definitions

As used in the Plan, the following definitions shall apply:

“Award” means any award under the Plan, including any Option, Restricted Stock, or Other Stock-Based Award.

“Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, which shall be in substantially a form (which need not be the same for each Participant) that the Board has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

“Board” means the Board of Directors of the Company.

“Cause” means (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import), (i) Participant’s willful failure substantially to perform his or her duties and responsibilities to the Company or deliberate violation of a Company policy; (ii) Participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company; (iii) unauthorized use or disclosure by Participant of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) Participant’s willful breach of any of his or her obligations under any written agreement or covenant with the Company; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement. The determination as to whether a Participant is being terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time as provided in Section 16 above, and the term “Company” will be interpreted to include any Subsidiary or Parent, as appropriate.

“Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Common Stock” means the Company’s Common Stock, par value $0.00001 per share.

“Company” means eXp World Holdings, Inc., a Delaware corporation, or any successor corporation.

“Consultant” means any person or entity, including an advisor or independent contractor, engaged by the Company or a Parent or Subsidiary to render services to such entity other than in connection with the offer or sale of securities in a capital raising transaction.

“Director” means a member of the Board.

“Disability” means in the case of ISOs, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

“Effective Date” means the date on which the Plan has received approval by the Company’s stockholders required in accordance with the Company’s governing documents and applicable law.

“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price at which a holder may purchase the Shares issuable upon exercise of an Option.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows: (i) If the Common Stock is traded on an established securities market, the closing price of a share of the Common Stock on such date on the composite transactions report of the principal securities market on which the Common Stock is so traded, or, if there is no sale of the Common Stock on such date, then on the last previous date on which there was a sale; or, (ii) if the Common Stock is not then traded on an established securities market, the fair market value of a share of the Common Stock as determined by the Board in a manner it considers reasonable or appropriate under the circumstances, taking into account the requirements of Section 409A or 422 of the Code, as applicable. The determination of fair market value for purposes of tax withholdings may be made in the Board’s (or its delegate’s) discretion subject to applicable laws and is not required to be consistent with the determination of Fair Market Value described above or for other purposes.

“Insider” means any person providing services to the Company or a Subsidiary whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

“Option” means an award of an option to purchase Shares pursuant to Section 5.

“Other Stock-Based Award” means an Award under Section 8 that is valued in whole or part by reference to, or is payable in or otherwise based on, Common Stock.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means a person who holds an Award under this Plan.

“Performance Factors” means any performance goal, metric or measure, individually or in combination, as determined by the Board or its delegate hereunder.

“Performance Period” means the period of service determined by the Board, during which years of service or performance is to be measured for the Award.

“Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Participant, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons (or the Participant) have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests.

“Plan” means this eXp World Holdings, Inc. 2024 Equity Incentive Plan.

“Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option.

“Restricted Stock Award” means an award of Shares pursuant to Section 6 or Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

“Restricted Stock Unit” means an Award granted pursuant to Section 7 or Section 8 of the Plan.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Common Stock and the common stock of any successor security.

“Subsidiary” means any subsidiary corporation of the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Board; provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Board may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Parent or Subsidiary of the Company as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. In the event of military leave, if required by applicable laws, vesting shall continue for the longest period that vesting continues under any other statutory or Company approved leave of absence and, upon a Participant’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Awards to the same extent as would have applied had the Participant continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave. An employee shall have terminated employment as of the date he or she ceases to be employed (regardless of whether the termination is in breach of local laws or is later found to be invalid) and employment shall not be extended by any notice period or garden leave mandated by local law. The Board will have sole discretion to determine whether a Participant has ceased to provide services for purposes of the Plan and the effective date on which the Participant ceased to provide services (the “Termination Date”).

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V37172-P04068 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! For Against Abstain For Against Abstain 3. Approve, by a non-binding, advisory vote, the 2023 compensation of our named executive officers. 4. Approve the eXp World Holdings, Inc. 2024 Equity Incentive Plan. 2. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. 1f. Fred Reichheld 1d. Monica Weakley 1e. Peggie Pelosi 1c. Dan Cahir 1b. Randall Miles 1a. Glenn Sanford 1. Election of Directors Nominees: The Board of Directors recommends you vote FOR the following: NOTE: Such other business as may properly come before the meeting or any adjournment thereof. EXP WORLD HOLDINGS, INC. ! ! ! BROADRIDGE CORPORATE ISSUER SOLUTIONS C/O EXP WORLD HOLDINGS, INC. P.O. BOX 1342 BRENTWOOD, NY 11717 SCAN TO VIEW MATERIALS & VOTEw VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to https://virtualshareholdermeeting.com/EXPI2024 You may vote during the meeting. Have your proxy card in hand when you access the website and follow the instructions to enter your 16-digit control number. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V37173-P04068 EXP WORLD HOLDINGS, INC. Annual Meeting of Stockholders May 13, 2024 12:00 PM ET This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Glenn Sanford and Kent Cheng, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of eXp World Holdings, Inc. that the stockholder(s) is/are entitled to vote virtually at https://virtualshareholdermeeting.com/EXPI2024 during the virtual Annual Meeting of Stockholders to be held at 12:00 p.m., Eastern Time on Monday, May 13, 2024 at https://virtualshareholdermeeting.com/EXPI2024, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Continued and to be signed on reverse side